Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 11 DATED NOVEMBER 17, 2014

TO THE PROSPECTUS DATED APRIL 15, 2014

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC (the “Company”), dated April 15, 2014 (the “Prospectus”). This Supplement No. 11 supersedes all prior supplements. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

A.	To provide information regarding our public offering;

B.	To provide information regarding distributions declared;

C.	To provide information regarding the Company’s relationship with Strategic Capital Advisory Services, LLC and SC Distributors, LLC;

D.	To update the section of the Prospectus titled “Risk Factors;”

E.	To update the section of the Prospectus titled “Business;”

F.	To update disclosures in the section of the Prospectus titled “Management;”

G.	To update disclosures in the section of the Prospectus titled “Unit Repurchase Program;”

H.	To update disclosures in the section of the Prospectus titled “Compensation of the Dealer Manager and Our Advisor;”

I.	To update the form of our subscription agreement in Appendix B to the Prospectus; and

J.	To update the Unit Purchase Program in Appendix D to the Prospectus.

K.	To include our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

A.	Status of Our Public Offering

As of November 17, 2014, we had raised gross proceeds of approximately $59.4 million from the sale of approximately 6.3 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan.

B.	Declaration of Distributions

The following information supplements and should be read in conjunction with the “Prospectus Summary—Description of Capital Stock—Distributions” and “Distributions” sections beginning on pages 20 and 139 of the Prospectus, respectively:

We have declared distributions for the months of July 2013 through April 30, 2014 at an amount equal to $0.00173082 per unit, per day (less the distribution fee with respect to Class C units). On May 9, 2014, our board of managers approved increasing distributions for all classes of the Company’s units for the period from May 1 through May 31, 2014, from $0.00173082 per unit per day (less the distribution fee with respect to Class C units) to $0.00197808 per unit per day (less the distribution fee with respect to Class C units) and we have declared distributions at that rate for the months of May 2014 through November 2014.

Distributions are paid monthly. All distributions were or will be paid in cash during the first two business days following the completion of each month to which they relate or reinvested in our units for those investors participating in our distribution reinvestment plan on the last calendar day of each month to which they relate. Some or all of the Company’s distributions have been and may continue to be paid from sources other than cash flow from operations, such as capital contributions from the Sponsor, cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

The table below contains additional information regarding distributions to our unitholders:

Months ended	Amount per Unit	Cash Distributions	Distributions Reinvested	Total Declared	Cash Flows from Operating Activities	Cash Flows from Financing Activities[1]
January 31, 2014	$0.05366	$71,184	$21,091	$92,275	$71,184	—
February 28, 2014	$0.04846	$83,752	$19,925	$103,677	$83,752	—
March 31, 2014	$0.05366	$95,043	$30,466	$125,509	$63,293	$31,750
April 30, 2014	$0.05192	$97,345	$40,089	$137,434	$97,345	—
May 31, 2014	$0.05986	$120,880	$51,552	$172,432	$120,880	—
June 30, 2014	$0.05792	$128,489	$59,962	$188,451	$128,489	—
July 31, 2014	$0.05986	$152,386	$71,215	$223,601	$152,386	—
August 31, 2014	$0.05986	$186,607	$80,373	$266,980	$186,607	—
September 30, 2014	$0.05792	$201,571	$90,994	$292,565	$201,571	—
October 30, 2014	$0.05986	$236,099	$106,505	$342,604	$236,099	—

Total for 2014		$1,373,356	$572,172	$1,602,924	$1,341,606	$31,750

July 31, 2013	$0.05366	$857	$18,547	$19,404	$857	—
August 31, 2013	$0.05366	$22,932	$1,452	$24,384	$22,932	—
September 30, 2013	$0.05192	$22,892	$1,771	$24,663	$22,892	—
October 31, 2013	$0.05366	$47,409	$6,287	$53,696	$47,409	—
November 30, 2013	$0.05192	$57,275	$9,370	$66,645	$57,275	—
December 31, 2013	$0.05366	$65,015	$12,835	$77,850	$13,981	$51,034

Total for 2013		$216,380	$50,262	$266,642	$165,346	$51,034

[1]	Proceeds from the sale of units offered under our distribution reinvestment plan, and as capital contribution from our Sponsor.

C.	Relationship with Strategic Capital Advisory Services, LLC and SC Distributors, LLC

On October 29, 2014, American Realty Capital Properties, Inc. (“ARCP”) announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. ARCP is a public company that is an entirely separate entity from RCS Capital Corporation (“RCAP”), which is also a public company and the indirect owner of Strategic Capital Advisory Services, LLC (“SCAS”). SCAS is a non-controlling minority member of our Advisor and exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. ARCP is not affiliated with us and therefore, ARCP’s announcement regarding its financial statements is not related to our financial operations.

Our board of managers is comprised of a majority of independent managers, with additional oversight provided by the board’s audit committee, which is comprised solely of independent managers. At no time have any of our independent managers served as officers or directors of ARCP, RCAP or any associated entity. In addition, Moss Adams LLP is our independent auditor and will provide the audit opinion for our 2014 financial statements. We are supported by a dedicated financial accounting and reporting team and we maintain our own financial reporting procedures. The majority of our executive officers have had significant tenures with us. As such, we reiterate that the accounting issues regarding ARCP are entirely unrelated to our financial reporting.

TriLinc Global, LLC, our Sponsor, is unaffiliated with RCAP, the parent company of our dealer manager—SC Distributors, LLC, and any affiliates of RCAP. Our Sponsor is the sole manager of our Advisor. Neither RCAP nor any of its affiliates have any control over our management or the management of our Sponsor and none of the officers or key employees of our Sponsor serve as officers or directors of ARCP, RCAP or any of their affiliates.

Our Advisor’s Investment Committee

Our board of managers delegated to our Advisor responsibilities relating to making investments on our behalf based on the underwriting guidelines approved by our board of managers and in compliance with our investment objectives and policies. Our Advisor utilizes the internal Investment Committee to oversee the implementation of our investment mandate, including overseeing certain aspects of our portfolio. The members of the Investment Committee are all employees or key personnel of our Sponsor. No member of our Investment Committee is a director, executive officer or employee of RCAP, our dealer manager, or any of their affiliates.

Our Board of Managers

We operate under the direction of our board of managers, a majority of which is independent of us, our Advisor, our Sponsor, and their affiliates. No member of our board of managers serves as a director or executive officer of RCAP, the dealer manager, or any of their affiliates.

The Dealer Manager

SC Distributors, LLC, or the dealer manager, is a wholly-owned subsidiary of RCAP. The dealer manager coordinates the distribution of our units on a best efforts basis, manages our relationships with participating broker dealers and provides assistance in connection with compliance matters relating to marketing the offering. The dealer manager provides only the foregoing distribution related services to us on a contractual basis pursuant to the dealer manager agreement and exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. For the avoidance of doubt, the dealer manager owns no equity interests in our Advisor.

The Advisor

Pursuant to the operating agreement of our Advisor, SCAS, the non-controlling member, generally provides to us, on behalf of our Advisor, administrative services relating to communications with our unitholders, public relations services, marketing services, technology support and various operational services, including supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment program and our redemption plan. As previously stated, SCAS exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations.

D.	Update to the Section Titled “Risk Factors”

1. The third sentence of the risk factor titled “If we internalize our management functions, we could incur adverse effects on our business and financial condition, including significant costs associated with becoming and being self-managed and the percentage of our units owned by our unitholders could be reduced” on page 33 of the Prospectus is deleted in its entirety.

2. The following risk factor is inserted as the last risk factor in the section titled “Business—Risk Factors—Risks Relating to Investing in the Offering” on page 34 of the Prospectus:

Recent disclosures made by ARCP, a publicly-traded real estate investment trust, regarding alleged accounting errors made by ARCP employees have led to market concerns regarding RCAP and the temporary suspension or delaying of the distribution of our units in our ongoing public offering by a limited number of broker-dealers. To the extent additional broker-dealers suspend or delay their participation in our offering, we may be unable to raise sufficient capital to enable us to meet our investment objectives, and as a result your investment in us may suffer adverse consequences.

On October 29, 2014, ARCP announced that it was restating its earnings after discovering that several employees “intentionally made” accounting mistakes that caused ARCP to understate net losses during the first half of 2014. These alleged accounting errors have resulted in the resignations of both ARCP’s then- chief financial officer and ARCP’s then- chief accounting officer. The SEC, as well as the Federal Bureau of Investigation, announced that they have each opened investigations into ARCP’s accounting practices, in conjunction with an investigation by the U.S. Attorney’s Office for the Southern District of New York.

The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to retain key employees, to operate and maintain a network of licensed securities broker-dealers and other agents and to enter into and maintain selling agreements with participating broker-dealers. If legal actions brought against ARCP have an adverse impact upon the financial condition or reputation of RCAP, the parent of our dealer manager, and as a consequence upon our dealer manager, it could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy.

Because our dealer manager is affiliated with RCAP, a limited number of broker-dealers that had been participating in the distribution of our public offering have temporarily suspended their participation in our offering, and additional broker-dealers may do so in the future. In addition, certain broker-dealers are delaying entering into agreements with our dealer manager. To the extent that broker-dealers have suspended or delayed participation in our offering and continue to do so, we may be unable to raise sufficient capital to meet our investment objectives and achieve a diversified portfolio. If this occurs, your investment in us may suffer adverse consequences.

E.	Update to the Section Titled “Business”

1.	The following information updates and supplements the “Business—Investment Strategy—Expertise” section of the Prospectus to provide certain information regarding the Company’s sub-advisors:

As of October 31, 2014, TriLinc Advisors has selected four institutional-class sub-advisors with access to a robust pipeline of highly selective investment opportunities. Collectively, the sub-advisors have deployed more than $24 billion in developing economy debt transactions. The management teams have an average of over 25 years of local market experience. The following are the selected managers to act as sub-advisors:

•	The International Investment Group L.L.C. (IIG): is an alternative investment management firm founded in 1994 that focuses primarily on international trade finance and fixed income investments to small and medium enterprises in developing economies. The company has deployed over $8.0 billion in investments since its inception and currently manages and / or services approximately $600 million in assets. IIG is headquartered in New York with additional representatives in Argentina, Brazil, Chile, Curacao, Ecuador, Malta, Paraguay, Peru and Uruguay.

IIG’s management team has well over 100 years of cumulative experience in trade finance and fixed income investments. They are selective in transaction sourcing and execution, and typically work in conjunction with a large network of legal teams, banks, merchants, brokers, professional organizations, investors and local representatives. IIG believes working with a well-rounded and diversified network provides greater insight into local market conditions and enables the firm to capitalize on attractive investment opportunities. IIG believes they are a leader because they perform robust due diligence, can quickly identify and capitalize on investment opportunities and carefully structure investments to minimize transactional risk. IIG serves as a primary sub-advisor.

•	Asia Impact Capital Ltd. (AIC): an investment firm advised by the founding principals of TAEL Partners Ltd. (“TAEL”) and was established to provide investment management services to us. TAEL is a leading Southeast Asian investment firm founded in 2007 by seasoned industry veterans with long term track records and diverse investment capabilities across Southeast Asia. TAEL’s investment professionals have deep roots in Southeast Asia and extensive experience working for leading financial institutions on both international and local levels. The company has a hands-on approach and can adapt and tailor its investment structures to the nuances of the Southeast Asian markets while partnering with established, growing businesses. Leveraging its wide and established network of business relationships in the region, TAEL generally enjoys an absence of competitive bidding, and is often able to undertake investments at attractive pricing levels.

TAEL’s founding principals have over 70 years of collective Asian market investment experience and have closed over $30 billion worth of transactions across a diverse range of industries. Importantly, TAEL’s principals have worked together as a cohesive and successful team for over 10 years and will S-2 jointly advise AIC in its investment activities. AIC will leverage TAEL’s robust support team that includes over 20 seasoned investment professionals across 4 offices (Singapore, Kuala Lumpur, Bangkok and Jakarta) who help source, underwrite and execute transactions. AIC, through its advisor, is expected to benefit from TAEL’s strong network of over 200 relationships with leading regional business groups and owners—many of which were forged during the 1997 Asian financial crisis and further cultivated in the years since. AIC intends to operate with close alignment of interests with its borrower companies to jointly establish and achieve common business, investment and impact objectives. AIC serves as a primary sub-advisor.

•	GMG Investment Advisors, LLC (GMG): headquartered in New York with strategic partners operating in Brazil, Colombia and Peru, GMG is a specialized emerging market asset management firm focused on private credit investments in Latin America. The Company’s lineage dates back to 2002 to the founding of Global Securities Advisors (“GSA”) GP—a specialized emerging market asset management firm. In 2010, Greg Gentile, former Head of Latin America Credit at both Lehman Brothers and Barclays Capital, along with several of his team members, joined forces with the GSA team, enhancing its structuring and Latin American asset management experience to create GMG. GMG, along with GSA, has originated, structured and invested over $300 million in secured private credit transactions in Latin America and operates its own in-house securitization platform which is used to obtain custom-tailored, non-recourse financing via structured notes to help achieve equity like returns.

GMG utilizes its strategic partnership with Global Securities Group (“GSG”), a financial institution with over 300 employees in the Americas and more than $1.0 billion in client assets, to help originate a number of investment opportunities in the Latin American region. GMG serves as a secondary sub-advisor.

•	Barak Fund Management Limited (Barak): is an African based asset management company founded in 2008 that is focused on providing trade finance to small and middle market companies in the agriculture and commodities sectors. Barak specializes in sourcing and originating mainly soft commodity transactions with strong collateral characteristics. With affiliate offices in Mauritius and South Africa, the Barak team is able to source and take advantage of the numerous opportunities that arise in some of the world’s fastest growing economies. The company has completed close to $1 billion in transactions across Sub-Saharan Africa since its inception.

Barak’s two founding principals have more than 35 years of combined experience in trading, international banking and private equity investment in Africa. Both possess specialist expertise and proven track records in the agricultural and commodities sectors, developed at a variety of world class institutions such as Standard Bank, Absa, Barclays and Rand Merchant Bank. Barak serves as a secondary sub-advisor.

2.	The first sentence in the second paragraph of the section titled “Business—Our Investment Process—Execution” on page 68 of the Prospectus is deleted in its entirety and replaced with the following:

“Individual investments that exceed $25 million must be approved by our Advisor’s Investment Committee, which consists of the Chief Executive Officer, President, Chief Investment Officer, Investment Analyst(s), Chief Impact Officer, Director of Marketing and Impact, and Head of Credit of our Advisor.”

3.	The following information updates and supplements the “Business—Investments—Overview” section of the Prospectus to provide certain information regarding the Company’s investment portfolio as of October 31, 2014:

Investments

Since the Company commenced operations and through October 31, 2014, the Company has funded in excess of $57.3 million in term loans and trade finance facilities. Given the Company’s weighted average portfolio duration of less than a year, a significant portion of the secured borrower debt has paid off and been reinvested in new transactions.

Description	Sector	Country	Investment Type	Maturity[1]	Interest Rate[2]	Total Loan Commitment[3]	Total Amount Outstanding[4]	Primary Impact Objective
Agriculture Distributor	Agricultural Products	Argentina	Trade Finance	7/28/2015	9.00%	$5,000,000	$5,000,000	Job Creation
Beef Exporter	Meat, Poultry & Fish	Argentina	Trade Finance	6/4/2015	11.98%	$5,000,000	$4,000,000	Job Creation
Candle Distributor	Household Products	South Africa	Trade Finance	11/27/2014	12.75%	$1,400,000	$1,400,000	Job Creation
Cement Distributor	Construction Materials	Kenya	Trade Finance	3/17/2015	14.75%	$5,000,000	$5,000,000	Job Creation
Construction Materials Distributor	Construction Materials	South Africa	Trade Finance	4/9/2015	12.75%	$550,000	$344,241	Job Creation
Consumer Goods Distributor	Packaged Foods & Meats	Namibia	Trade Finance	11/15/2014	12.50%	$2,000,000	$2,000,000	Job Creation
Dairy Co-Operative	Consumer Products	Argentina	Trade Finance	2/25/2015	10.33%	$5,000,000	$3,500,000	Job Creation
Diaper Mfg.[5]	Personal Products	Peru	Term Loan	06/15/2017	15.60%	$2,750,000	$2,750,000	Job Creation
Farm Supplies Distributor	Fertilizers & Agricultural Chemicals	Zambia	Trade Finance	12/1/2014	12.50%	$3,000,000	$3,000,000	Job Creation
Fertilizer Distributor	Fertilizers & Agricultural Chemicals	Zambia	Trade Finance	10/6/2014	12.00%	$3,000,000	$785,000	Job Creation
Food Processor	Food Products	Peru	Term Loan	11/29/2014	13.00%	$352,000	$352,000	Job Creation
Fruit & Nut Distributor	Food Products	South Africa	Trade Finance	1/20/2015	17.50%	$1,250,000	$1,250,000	Job Creation
Insulated Wire Manufacturer	Electrical Equipment	Peru	Trade Finance	10/25/2014	8.00%	$3,000,000	$115,244	Job Creation
Meat Processor	Meat, Poultry & Fish	South Africa	Trade Finance	11/1/2014	12.50%	$1,000,000	$1,000,000	Job Creation
Mine Remediation Co.	Metals & Mining	South Africa	Trade Finance	10/1/2015	17.50%	$2,500,000	$2,500,000	Job Creation
Rice & Bean Importer	Food Products	South Africa	Trade Finance	10/30/2014	12.50%	$1,000,000	$1,000,000	Job Creation
Sugar Producer	Agricultural Products	Brazil	Term Loan	12/15/2016	12.43%	$3,000,000	$3,000,000	Capacity- Building
Textile Distributor	Textiles, Apparel & Luxury Goods	South Africa	Trade Finance	12/5/2014	15.00%	$1,500,000	$1,041,801	Job Creation
Timber Exporter	Forest Products	Chile	Trade Finance	6/28/2014	9.85%	$500,000	$0	Job Creation
Portfolio Totals						$46,802,000.00	$38,038,285

[1]	Given the nature of trade finance contracts, trade finance borrowers typically have a 30 day grace period relative to the maturity date.
[2]	Interest rates are as of October 31, 2014. Interest rates include contractual rates and accrued fees where applicable.
[3]	The total loan commitment represents the maximum amount that can be borrowed under the agreement. The actual amount drawn on the loan by the borrower may change over time. Loan commitments are subject to availability of funds and do not represent a contractual obligation to provide funds to a borrower.

[4]	The total amount outstanding represents the actual amount borrowed under the loan as of October 31, 2014. In some instances where there is a $0 balance, the borrower may have paid back the original amount borrowed under a trade finance facility and under an agreement, may borrow again.
[5]	The interest rate includes 2.50% of deferred interest.

As of October 31, 2014 the Company had exited the following investments:

Description	Sector	Country	Investment Type	Transaction Date	Transaction Amount	Payoff Date	Internal Rate of Return (“IRR”)[1]	Primary Impact Objective
Frozen Seafood Exporter	Meat, Poultry, & Fish	Ecuador	Trade Finance	6/17/2013	$240,484	5/14/2014	13.49%	Job Creation
Seafood Processing Company	Meat, Poultry, & Fish	Ecuador	Trade Finance	6/19/2013	$496,841	7/1/2013	13.44%	Job Creation
International Tuna Exporter	Meat, Poultry, & Fish	Ecuador	Trade Finance	7/17/2013	$1,000,000	10/9/2013	13.58%	Job Creation
Electronics Retailer	Consumer Electronics	Indonesia	Term Loan	7/26/2013	$5,000,000	6/17/2014	19.59%	Access to Finance
Portfolio Total					$6,737,325

[1]	Given that the loan has been paid off, this investment is no longer part of the Company’s portfolio. The internal rate of return is defined as the gross average annual return earned through the life of an investment. The internal rate of return was calculated by our Advisor (unaudited) as the investment (loan advance) was made and cash was received (principal, interest and fees).

Certain Portfolio Characteristics

Total Assets (est.)	$52,478,500
Current Loan Commitments	$46,802,000
Leverage	0%
Weighted Average Portfolio Loan Size	$3,169,424
Weighted Average Portfolio Duration	0.65 years
Weighted Average Position Yield	12.8%
USD Denominated	100%
Countries	8

•	On April 16, 2014, the Company funded $3,142,820 as part of a $5,000,000 revolving trade finance facility at a fixed interest rate of 10.53% to an Argentine dairy-farm cooperative. Upon repayment, the Company funded a second draw of $3,500,000 on August 29, 2014 as part of the same $5,000,000 revolving trade finance facility at a fixed interest rate 10.33%. The one-year facility is secured by certain purchase contracts. The Company’s borrower was founded in 1938 with the aim of allowing cooperatives to jointly market the butter produced. Today, it offers support throughout the value chain, such as financial consulting, environmental training and technical assistance for its dairy farmers, marketing training for its distribution channels, and technical advice for its suppliers. In addition, the borrower has implemented globally-recognized socially responsible and sustainable practices, including Good Manufacturing Practices (GMP), Hazard Analysis Critical Control Point (HACCP) and ISO 26000, a guide on socially responsible and holistic approaches to management. The borrower adheres to the UN Global Compact, a policy initiative for businesses committed to aligning their operations and strategies with 10 universally accepted principles in the area of human rights, labor, environment and anti-corruption.

•	On May 2, 2014, the Company funded $1,500,000 as part of a $3,000,000 revolving trade finance facility at a fixed interest rate of 8.00% to a Peruvian insulated wire manufacturer. The one year facility is secured by certain purchase contracts. On July 16, 2014, the Company funded a further $491,000 as a part of the original facility. The borrower currently incorporates energy saving and water conservation practices into its environmental strategy through its supply chain. One of its major supplier’s environmental management system has been ISO 14001 certified by Bureau Veritas. Additionally, the supplier’s report has been reviewed by the Global Reporting Initiative (GRI), and it adheres to the UN Global Compact, the largest voluntary corporate responsibility initiative in the world with over 10,000 corporate participants and other stakeholders from over 130 counties. The borrower expects this financing will allow it to create more jobs and expand its number of employees in the coming years.

•	On June 3, 2014, the Company funded $4.0 million as part of a $5.0 million revolving facility at 11.98% interest rate to an Argentine company, which produces and processes meat products for domestic consumption and export. The one year facility is secured by certain purchase contracts. Founded in the late 1950’s by a group of Argentine ranchers to establish a regional beef packing plant, the borrower offers ranchers technical assistance in cattle health and nutrition, organic beef production and land management. It adheres to international quality and safety meat processing standards and incorporates energy savings, waste reduction and water conservation practices into its operations. The borrower anticipates that the financing will allow it to create new jobs and support the country’s economic development through increased exports, largely to European buyers.

•	On July 28, 2014, the Company funded $5,000,000 as part of a one year revolving trade finance facility at a fixed interest rate of 9.00% to an Argentinian agricultural intermediary that provides a variety of distribution, deployment, logistical and marketing services to farmers, predominantly within the grain and livestock sectors. The loan is secured by the assignment of receivables and export contracts that include large agricultural conglomerates. Established in 1977, the borrower has 93 branch locations and works with over 13,000 individual agricultural producers across the country. The borrower contributes a portion of its business activity to various non-profit organizations that serve to develop, promote and implement farming practices with a focus on environmental and social advancement. The borrower also works to equip its producers with the latest in logistical and technological equipment to promote efficiencies and further the overall production process.

•	On August 22, 2014 and August 26, 2014, the Company funded $2,000,000 and $1,000,000, respectively, as part of a $3,000,000 trade finance transaction at a fixed interest rate of 12.50% to a Zambian agricultural distributor engaged in the warehousing and trading of key agricultural commodities including fertilizer, maize, soya beans, ground nuts and seed. The transaction, set to mature on October 22, 2014, is supported by a purchase and repurchase agreement that is secured by specific receivables. The borrower has been awarded a large tender from a Zambian parastatal purchasing board to supply purpose-made fertilizers that can help local farmers maximize their crop yields to improve national food security.

•	On September 2, 2014 (with the effective date of August 29, 2014) and on September 8, 2014, the Company funded $500,000 at 12.75%, and $900,000 at 13.00%, respectively, in a $1,400,000 trade finance transaction with a South African consumer goods distributor engaged in the manufacturing and distribution of consumer goods. The transaction, set to mature on November 27, 2014, is supported by a purchase and repurchase agreement that is secured by specific inventory. The borrower anticipates that financing will enable it to increase employment, wages and employee ownership.

•	On September 22, 2014, the Company funded a $5,000,000 trade finance transaction at a fixed interest rate of 14.75% to a Kenyan cement distributor engaged in the production and distribution of cement. The transaction, set to mature on March 17, 2015, is supported by inventory, receivables, and other liquid assets. Founded in 2008, the borrower is a growing Kenyan cement distributor that utilizes cutting edge energy efficient and eco-friendly cement grinding technology to improve sustainability.

•	On October 9 and October 10, 2014, the Company funded $176,633 and $167,607, respectively, as part of a trade finance transaction of up to $550,000 at a fixed interest rate of 12.75% to a South African construction materials supplier engaged in importing and distributing plastic piping and fittings for commercial and residential infrastructure purposes. The transaction, set to mature on April 9, 2015, is supported by specific piping and fitting inventory. The borrower anticipates that the financing will enable it to increase job creation.

•	On October 23, 2014, the Company funded a $2,500,000 trade finance transaction at a rate of 17.5% to a South African mine remediation company engaged in the remediation of a recently shuttered zinc mine. The borrower’s activities include the creation of a rehabilitation fund, dismantling and disposal of mining equipment, removal and sale of tailings, and monitoring of ground water. The transaction, set to mature on October 1, 2015, is supported by inventory and receivables. In addition to recovering commercial-use materials from the soil, the remediation activities mitigate the environmental effects of the former mine. The borrower anticipates that the financing will enable it to generate employment opportunities.

Top Five Investments by Percentage

Agriculture Distributor	Argentina	9.5%
Cement Distributor	Kenya	9.5%
Beef Exporter	Argentina	7.6%
Dairy Co-Operative	Argentina	6.7%
Farm Supplies Distributor	Zambia	5.7%

4.	The following information updates and supplements the “Business—Investments—Overview—Impact Overview” section of the Prospectus to provide an impact overview of the Company’s investment portfolio as of September 30, 2014:

Impact Overview as of September 30, 2014

The Company’s borrower companies currently employ a total of 9,615 employees.

Percentage of the Borrowers that:

Comply with local environmental, labor, health, safety and business laws, standards and regulations	100%
Demonstrate their positive impact on the community through community service and/or community donations	65%
Commit to working towards implementing international environmental and health and safety best practices	100%
Implement environmentally sustainable practices including energy savings, waste reduction and/or water conservation	76%

Top Borrower Impact Objectives (total over 100% as borrowers can choose multiple)

Job Creation	94%
Agricultural Productivity & Food Security	18%
Wage Increase	18%
Capacity-Building	12%
Health Improvement	6%

Additional Borrower Impact Highlights

Percentage of employees receiving training or technical assistance	32%
Percentage of female employees	15%

5.	A. The following disclosure supplements the “Business—Investments—Investment Spotlight” section of the Prospectus to provide an informational overview with respect to the Company’s investments, as of October 31, 2014:

Brazilian Sugar Producer

Investment Overview

Investment Type	Term Loan
Structure	Three Year Term Loan Due 12/15/16
Facility Amount	$3,000,000
Total Outstanding Amount	$3,000,000
Interest Rate	12.43%
Sector	Agricultural Products
Collateral Coverage Ratio[1]	1.42
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Capacity-Building

[1]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

According to the World Bank’s 2012 Report, Brazil has the seventh largest economy in the world, but economic productivity and prosperity vary widely throughout the country. Pernambuco State in northeast Brazil is one of the most marginalized regions, with a poverty rate that is double the national average. Almost 90% of Brazil’s sugarcane production occurs in its south-central region, but in 1958 a sugar producer commenced milling sugar in Pernambuco, and today it manages one of the most modern mills in the state.

In 2009, this sugar producer began receiving financing from the Brazilian representatives of the Company’s sub-advisor. Building on this relationship, and with an appreciation for the outsized social and economic impact of the borrower, the Company extended a loan to the borrower in 2013 to support crop cultivation and improve its milling operations.

The borrower’s activities generate stable employment for workers at wages that are higher than Pernambuco’s average local wage—which is, according to Instituto Brasileiro de Geografia e Estatística, among Brazil’s lowest. In addition to creating much-needed jobs, the borrower provides health, safety and specialization training to all employees. It also offers more than 250 rent-free houses and free on-site medical services to employees and their families. The borrower is equally committed to the broader community where it operates. It pays the rent and building maintenance costs for a local school and contributes to a nonprofit organization that offers health care to children, women and men in Pernambuco.

The borrower actively engages in minimizing its environmental impact. Sugarcane processing byproducts include ethanol, a clean-burning, renewable fuel, and bagasse, a fibrous waste. The borrower uses the bagasse to generate electricity, with the capacity to create 40,000 megawatts per year. In addition, the borrower collaborates with IBAMA (Brazilian Institute of Environment and Natural Resources) to reforest the region and has planted 19.83 hectares of trees to date.

Food Processor

Investment Overview

Investment Type	Term Loan
Structure	Secured term loan due 11/29/14
Facility Amount	$576,000
Total Outstanding Amount	$576,000
Interest Rate	13.0%
Sector	Food Products
Collateral Coverage Ratio[1]	1.25
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

Agriculture is a primary driver of the Peruvian economy, accounting for more than a quarter of Peru’s employment and 7% of GDP, according to the World Bank. In 1997, a Peruvian businessman with over 25 years’ experience promoting exports from Peru and other Latin American countries founded a company dedicated to the processing, domestic sale and export of fruits and vegetables. The founder/CEO’s wealth of experience has enabled the company to expand its business by establishing strategic alliances and sales contracts with leading international brands.

The Company has financed part of a two-year term loan to expand the borrower’s salad and fresh cuts business with customers that include large food brands and U.S.-based restaurant chains. Committed to the health and enjoyment of their end consumer, the borrower is certified by SGS, a leading international inspection, verification, testing and certification firm, for its food quality and safety management systems.

According to a report by the UN Food and Agriculture Organization (FAO), the agro-industry’s value chain causes a high multiplier effect in job creation and value addition, and the Company’s borrower exemplifies this effect. The borrower provides employment to more than 350 people, most of whom work in Peru’s main port of Callao. Furthermore, the borrower purchases the majority of its produce from small and medium scale farmers throughout Peru, thereby supporting additional livelihoods. The borrower’s CEO works extensively with these suppliers, providing technical assistance to improve product quality, efficiency and productivity, thus strengthening their businesses’ viability. The borrower’s business model helps ensure the benefits of economies of scale and adherence to industry standards, while contributing to Peru’s economic growth and the development of their rural communities.

Meat Processor

Investment Overview

Investment Type	Trade Finance
Structure	Purchase & Repurchase Loan Facility
Facility Amount[1]	$1,000,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	12.5%
Sector	Meat, Poultry & Fish
Collateral Coverage Ratio[3]	1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

According to the World Bank, South Africa is the second largest economy in Sub-Saharan Africa and has benefited from an estimated $32 billion of foreign direct investment in 2013. However, as noted by the World Bank, improvements in South Africa’s post-apartheid living standards and income inequality have not occurred as quickly as anticipated, as evidenced by the country’s nationwide unemployment rate of 25%. According to Statistics South Africa, these social and economic discrepancies are particularly apparent in the country’s rural areas, where unemployment rates range from 15.9% to 35%.

In July 2014, the Company extended a $1,000,000 trade finance facility to a vertically-integrated meat processing company operating in the rural provinces of Northern Cape and North West. Established in 1986, the borrower supplies meat to large, well-established wholesalers, retailers, and restaurants throughout the country. The borrower’s meat processing facility is one of only three in South Africa that have been certified by the South African Bureau of Standards as Hazard Analysis Critical Control Point (HACCP) compliant.

The Company’s financing is expected to support the borrower’s continued growth through the expansion of its distribution network and the addition of more retail outlets in the country’s underserved low- to middle-income consumer market. As a part of this growth, the borrower anticipates that it will expand its employee base. The borrower is one of the largest employers in the region and co-sponsors a school offering accredited on-site primary and secondary education and agricultural training to local children. Additionally, the borrower provides on-site housing for its employees, day care services for employees’ children, funds a soup kitchen, and makes additional food donations to local charitable organizations.

Consumer Goods Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase & Repurchase Loan Facility
Facility Amount[1]	$2,000,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	12.5%
Sector	Packaged Foods & Meats
Collateral Coverage Ratio[3]	1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a consumer goods importer and distributor located in Namibia. Incorporated in 2006, the borrower distributes imported proprietary brand products to small, medium, and large-scale retailers throughout Namibia and other markets in Sub-Saharan Africa. The borrower’s product lines, which include sugar, rice, washing powder, UHT milk, and canned sardines, are sourced from international suppliers in Brazil and India, among others. It is anticipated that the Company’s financing will enable the borrower to increase its number of distribution channels, expand its regional footprint, increase sales, and continue to grow its employee base in a country historically noted for its high unemployment rate. The transaction is part of a purchase and repurchase trade finance facility that is secured by sugar and rice inventory as well as receivables. Additionally, the borrower:

•	Targets job creation as the primary impact objective of its business activities.

•	Seeks to promote equality and empowerment in Namibia by targeting Namibia’s minority and/or previously excluded communities in its hiring efforts.

•	Strengthens food security in Sub-Saharan Africa by providing affordable and accessible consumer staple products to both Namibian and regional markets.

•	Is managed by professionals with over 21 years of industry experience, the borrower enhances affordability and accessibility in the region’s consumer goods market.

Fertilizer Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Receivable Financing
Facility Amount[1]	$3,000,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	12.00%
Sector	Fertilizers and Agricultural Chemicals
Collateral Coverage Ratio[3]	1.25
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a fertilizer distributor in Zambia. Incorporated in 2004, the borrower is one of the largest crop enhancement blenders and distributors in Zambia and is known to be the only company that offers mixed inorganic and organic fertilizer varieties in the country. Although the U.S. Central Intelligence Agency reports that Zambia’s agricultural sector represents approximately 85% of its labor force and 19.8% of its annual GDP, growth in this sector is limited by inefficient natural resource management techniques, soil degradation, and low levels of productivity. As a fertilizer distributor, the borrower plays a crucial role in promoting agricultural productivity and food security throughout Zambia. The borrower provides blends for specific crop types and also distributes its product in various sizes, thereby serving the needs of subsistence farmers as well as commercial growers. The Company’s financing provides short-term liquidity to the borrower to secure future purchases of additional fertilizer product from its international supplier network. Historically, such liquidity has allowed the borrower to strengthen its position in the Zambian fertilizer market as a reliable and consistent supplier in the country’s agricultural value chain. Additionally, the borrower:

•	Provides agronomic training to small-scale farmers and their employees so as to promote increased crop yields, efficiency, productivity, and land management techniques.

•	Provides three distinct fertilizer products for distribution to small-scale farmers and farmer associations throughout Zambia through the Government of Zambia’s Farmer Input Support Program.

•	Offers crop-specific fertilizer blends for enchanced yields and distributes its product in both industry standard packaging for commerical customers and price-acesssible packaging for subsistence end-users.

•	Has management practices that include waste reduction and energy savings programs, subsidized meals for employees, and fair hiring, with a preference for employees from local communities.

Fruit and Nut Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,250,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	17.50%
Sector	Food Products
Collateral Coverage Ratio[3]	1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a nut, dried fruit and seed processor and distributor located in South Africa. Incorporated in 2011, the borrower company’s two key principals have nearly 40 years of combined experience in the sector. Through the financing and logistical expertise provided by the Company’s sub-advisor, the borrower has been able to grow its sourcing network around the globe. It is anticipated that the Company’s financing will allow the borrower to continue to improve its capacity to support sales growth. The borrower has established a consistent repayment track record with the sub-advisor. According to the borrower, all production is overseen by a food technologist and monitored by a quality control team following the guidelines of Good Manufacturing Practices (GMP). The borrower prides itself on bringing the nutritional and health benefits of nuts, seeds and dried fruits to consumers. Additionally, the borrower:

•	Targets job creation, equal opportunity employment through South Africa’s Broad-Based Black Economic Empowerment program, and health improvement as major objectives of its business.

•	Complies with GMP as regulated by the South African Medicines Control Council (MCC), which ensures consistent, high quality products for consumers.

•	Borrower maintains a modern manufacturing facility that offers a safe work environment for its employees.

Rice and Bean Importer

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,000,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	12.50%
Sector	Food Products
Collateral Coverage Ratio[3]	1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a rice and bean importer located in South Africa. Incorporated in 2001, the borrower began its operations as a small-scale distributor of rice and bean imports from India. Over the past five years, the borrower has expanded its business significantly and is now a supplier to large discount supermarkets throughout South Africa and the greater Sub-Saharan Africa region. These supermarkets sell substantial volumes of rice product to small-size traders and independent stores that serve both the rural and low-income consumer segments. For example, the borrower is the largest supplier of store brand rice to Massmart, a subsidiary of Walmart with over 376 locations (346 in South Africa) and 431 buying group members throughout the region. It is anticipated that the Company’s financing will allow the borrower to strengthen its operations, continue providing a consistent supply of product, and increase its number of employees. According to the sub-advisor, the borrower has established a consistent repayment track record. The transaction is part of a purchase and repurchase agreement secured by rice inventory. Additionally, the borrower:

•	Provides professional training programs such as computer literacy, junior management and supervisor development, and occupational health and safety to its employees, approximately half of whom are classified as either semi-skilled or unskilled laborers.

•	Is committed to product safety, quality, and freshness and utilizes an independent auditor to ensure compliance with Hazard Analysis Critical Control Point (HACCP) principles, ISO/TS 22002 Prerequisite Programmes on Food Safety and the Global Food Safety Initiative’s (GFSI) Food Safety Management System requirements, amongst other national and international certification standards and regulations.

•	Targets job creation and equal opportunity employment through implementing South Africa’s Broad-Based Black Economic Empowerment program.

Textile Distributor

Investment Overview

Investment Type	Senior Secured Trade Finance
Structure	Purchase and Repurchase Loan Facility
Facility Amount[1]	$1,500,000
Approximate Repayment Period[2]	1-365 days
Interest Rate	15.00%
Sector	Textile, Apparel, and Luxury Goods
Collateral Coverage Ratio[3]	1.17
Environmental, Social, and Governance Screens	Compliant
Primary Impact Objective	Job Creation

[1]	The facility amount represents the current amount that is available to the borrower under the agreement. This amount may change over time.
[2]	Represents approximate repayment period of transactions drawn under the facility. Due to the revolving nature of trade finance facilities and the timing of their underlying transactions, the length of each transaction repayment period may vary, but will never exceed 365 days.
[3]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the total amount outstanding on the facility.

Borrower Background

The Company has provided financing to a textile and clothing distributor located in South Africa. Incorporated in 1999, the borrower has expanded its business operations to include an Australian offshore clothing wholesaler and a Hong Kong-based sourcing warehouse. In South Africa, the borrower provides a range of services to its retail business customers, including trend forecasting, product design and development, production sourcing and planning, inbound and outbound logistics, and management of replenishment stock and order packaging. It is anticipated that the Company financing will enable the borrower to continue to increase its number of employees and expand its market presence in South Africa. The transaction is part of a revolving trade finance facility that is secured by inventory and receivables. The borrower prides itself on servicing the growing South African retail market through catalyzing the supply of clothing and textiles to a variety of market segments, including the low-income, budget-conscious, mid-priced, and high quality categories. Additionally, the borrower:

•	Targets job creation as the primary impact objective of its business activities.

•	Is a responsible corporate citizen that provides both in-kind and monetary donations to employee-selected local charities on an annual basis. For example, the borrower has historically focused on empowerment through education as a cornerstone of its corporate citizenship policy by providing used computers to local schools.

•	Is conscious of its environmental impact as it implements energy efficient lighting and recycling programs at its facilities.

6.	The following information supplements the disclosure in section titled “Business—Investments—Investment Spotlight- Sustainable Timber Exporter-Borrower Background” on page 76 of the Prospectus:

The borrower is engaged in the acquisition and processing of timber into wood chips and wood blocks for export to a large Tokyo-based Japanese conglomerate. In operation since 1991, the borrower expects that the Company’s financing will support continued sales growth and enable the company to create more jobs. The facility is backed by a letter of credit issued by a major Japanese bank, as well as inventory.

F.	Update to the Section Titled “Management”

1.	In November 2014, Mark Torline resigned from his positions as President and Manager of the Company and as President of the Advisor effective December 1, 2014. The disclosure in the section of the Prospectus titled “Management of the Company” is updated, as appropriate, effective December 1, 2014, to reflect Mr. Torline’s departure from his positions as President and Manager of the Company and as President of the Advisor. All references to Mr. Torline on pages 14, 50, 95, 96, 102 and 124 of the Prospectus are deleted in their entirety.

2.	Following Mr. Torline’s resignation in November 2014, Gloria Nelund was appointed as the President of the Company effective December 1, 2014. The disclosure on page 95 of the Prospectus is updated, effective December 1, 2014, to reflect Ms. Nelund’s positions as Chairman of our Board of Managers, Chief Executive Officer and President of the Company. The disclosure in Ms. Nelund’s biography on page 95 of the Prospectus is updated, effective December 1, 2014, to reflect that Ms. Nelund will serve as President of the Company.

Ms. Nelund was also appointed as the President of the Advisor effective December 1, 2014. The disclosures on pages 14, 50 and 102 of the Prospectus are updated, effective December 1, 2014, to reflect Ms. Nelund’s positions of Chairman, Chief Executive Officer, President and Chief Compliance Officer of the Advisor. The disclosure in Ms. Nelund’s biography on page 95 of the Prospectus is updated, effective December 1, 2014, to reflect that Ms. Nelund will serve as President of the Advisor.

3.	In August 2014, Brent VanNorman was appointed Chief Financial Officer of the Company. In November 2014, Mr. VanNorman was appointed as the Manager of the Company effective December 1, 2014. The disclosure on page 95 of the Prospectus is updated to reflect Mr. VanNorman’s positions of Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, and Manager of the Company as of December 1, 2014. The disclosure in Mr. VanNorman’s biography on page 97 of the Prospectus is updated to reflect that Mr. VanNorman has served as Chief Financial Officer of the Company since August 2014. The word “Interim” as it relates to Mr. VanNorman’s position on pages 95 and 97 of the Prospectus is deleted. The disclosure in Mr. VanNorman’s biography on page 97 of the Prospectus is updated to reflect that Mr. VanNorman will serve as Manager of the Company beginning in December 2014.

4.	The following sentence is inserted as the fourth sentence in the first paragraph of Cynthia Hostetler’s biography on page 98 of the Prospectus:

“Additionally, Ms. Hostetler has served on the Board of Directors of Vulcan Materials Company (NYSE: VMC), a producer of construction aggregates and other construction materials, since July 2014.”

5.	The third, the fourth and the fifth sentences in the second paragraph of R. Michael Barth’s biography on page 99 of the Prospectus are deleted in their entirety and replaced with the following:

“Mr. Barth is currently Chairman of the Board of SFC Ltd., part of the AfricInvest Group, and is also a member of the Boards of Directors of FINCA Microfinance Holding and SNV (USA), Bamboo Finance (Luxembourg), and SNU (USA).” He is also a member of the Investment Committee of private equity manager Tuninvest /Africinvest. Additionally, he is a non-resident Fellow of the Center for Strategic and International Studies, a member of the Expert Advisory Board of Dalberg Global Development Advisors, the International Council of the Bretton Woods Committee, and the Council of the Royal Tropical Institute of The Netherlands.”

6.	The table under “Our Advisor” heading on page 102 of the Prospectus is deleted in its entirety and replaced with the following:

Name	Age	Position
Gloria S. Nelund	53	Chairman, Chief Executive Officer and Chief Compliance Officer
Mark Torline	58	President and Manager
Brent VanNorman	54	Chief Operating Officer and Chief Financial Officer
Paul Sanford	39	Chief Investment Officer
Patrick Miller	51	Executive Vice President
Michael Dean	44	Head of Credit
Marni Hodder	41	Chief Impact Officer and Compliance Officer
Jean-Marc Plantier	46	Director of Finance

7.	In August 2014, Jean-Marc Plantier was appointed to serve as the Advisor’s and Sponsor’s Director of Finance. The following biographical information for Jean-Marc Plantier is added following the biographical information for Marni Hodder on page 103 of the Prospectus:

Jean-Marc Plantier, Director of Finance

Jean-Marc Plantier has served as Director of Finance of our Advisor and Sponsor since August 2014. From January 2011 until August 2011 and from June 2013 until August 2014, Mr. Plantier was employed by Resource Global Professionals as a consultant specializing in accounting, SEC and financial reporting and audit quality control and in such capacity served as Interim Controller for the Advisor and Sponsor from December 2013 until August 2014. From April 2009 until January 2011 and from August 2011 until June 2013, Mr. Plantier was self-employed and served as a consultant to small private and public companies, as well as public accounting firms. He has over 20 years of professional accounting experience, in both the public and private accounting industries. Previously, Mr. Plantier served as an Audit Partner for Cacciamatta Accountancy Corporation, where he was primarily responsible for the financial statement audits of the firm’s public and private clients. Additionally, his responsibilities also included: SEC reporting, accounting for complex debt and equity transactions, derivative accounting, accounting for business combinations, and compliance with PCAOB auditing standards. Mr. Plantier’s professional career also has included working for Hall & Company, CPAs, McGladrey & Pullen, LLP, and Moore Stephens Frazer and Torbet, LLP. He started his accounting career with Fidelity National Title Insurance Company, where he was promoted to Assistant Vice President in charge of Cash Management and Trust Accounting.

Mr. Plantier is a Certified Public Accountant. He holds a Bachelor of Arts in Business Administration (accounting concentration) from California State University, Fullerton.

G.	Update to the Section Titled “Unit Repurchase Program”

The following information supplements and should be read in conjunction with the “Unit Repurchase Program” section beginning on page 123 of the Prospectus:

As of September 30, 2014, the Company had received and processed one repurchase request. The Company repurchased 2,840.320 Class A units from the Sponsor at a price of $9.025 per unit for a total of $25,634.

H.	Update to the Section Titled “Compensation of the Dealer Manager and Our Advisor”

The following disclosure is inserted as the last paragraph at the end of the section titled “Compensation of the Dealer Manager and Our Advisor” on page 118 of the Prospectus:

“In certain circumstances, including but not limited to if we seek to list our units on an exchange as a way of providing our unitholders with a liquidity event, we may consider internalizing the functions performed for us by our Advisor such that we become self-managed. Although we may incur costs that are incidental to such an internalization transaction, no fee or other remuneration will be payable by us to our Advisor or any of its affiliates in connection with the transaction, provided that we may continue to pay and reimburse our Advisor in the ordinary course under the terms of the Advisory Agreement during any transition to becoming self-managed.”

I.	Updates to the Form of Subscription Agreement in Appendix B to the Prospectus

The subscription agreement beginning on page B-1 of the Prospectus is hereby deleted in its entirety and replaced with the attached “Form of Subscription Agreement.”

J.	Updates to the Unit Purchase Program in Appendix D to the Prospectus

On November 11, 2014, our board of managers amended our unit repurchase program to provide for the repurchases to be made on the last calendar day of the quarter rather than the last business day of the quarter. The unit purchase and repurchase program on page D-1 of the Prospectus is hereby deleted in its entirety and replaced with the attached “Amended and Restated Unit Repurchase Program.”

K.	Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2014

On November 12, 2014, we filed our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 with the SEC. The report (without exhibits) is attached to this Supplement.

Appendix B

Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo
Investor Instructions
This subscription agreement is not valid for use in AL, AR, KY, MD, NE, NJ and TN.
Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.
1. Investment
PLEASE NOTE: Money orders, traveler ’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for Product 3 only. For Product 4 only, a minimum initial investment of $2,500 is required. In no event shall any investment be less than $100.
2. Share Class (Product 3 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
3. Unit Class (TGIF Only)
Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.
4. Share Class (Product 2 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
5. Share Class (Product 4 Only)
Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.
6. Account Type—Check One Box Only
Please check the appropriate box to indicate the account type of the subscription.
7. Investor Information (TGIF, Product 1, Product 2, Product 3 Only)
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
All investors must provide a taxpayer identification number or social security number. By signing in Section 18 and/or 19 and/or 20 and/or 21, you are certifying that this number is correct.
8. Investment Title (TGIF, Product 1, Product 2, Product 3 Only)
Please print the exact name(s) in which shares and/or units are to be registered. For trusts, include the name of the trust and the name of the trustee.
For qualified plans, include the custodian name, plan name, and individual name, if applicable.
For IRAs, include the custodian name and individual name. For entities, include the entity name.
9. Individual or Joint Account (Product 4 Only)
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.
You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.
Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.
All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 22, you are certifying that this number is correct.

10. Entity Account (Product 4 Only)
If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. Product 4 reserves the right to require additional documents on future transactions.
Please note this is not an all inclusive list of documents.
Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.
You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens. Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)
For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer. For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.
Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) orcertificate/affidavit of trust
Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws Financial institution regulated by a federal regulator: Registration certificate Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days
Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship
Estate: Appointment of executor(trix) certified within 60 days
Bank regulated by a state bank regulator: Registration certificate
Publicly traded company: (Please provide company’s CUSIP number)
Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)
11. UGMA Account (Product 4 Only)
Complete this section for UGMA accounts.
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.
12. Retirement/Savings Plan (Product 4 Only)
Complete this section for Retirement/Savings Plan accounts.
13. Third Party Custodian Information
Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.
Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.
If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of Product 3 only or for joint purchases with Product 1 and/or Product 2 and/or TGIF and/or Product 4; however, we do not require that you use our IRA custodian.
If you would like to establish a new IRA account with First Trust Retirement, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, Product 3 will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your financial representative or our dealer manager.
14. Distribution Information (Choose one or more of the following options)
PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product
3 and/or Product 4, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing of that fact. This request in no way shifts the responsibility of TGIF and/ or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors
recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/
or units in this offering is a suitable and appropriate investment based on information provided by you.
Complete this section to enroll in the Distribution Reinvestment Plan of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 8. IRA accounts may not direct distributions without the custodian’s approval.)

15. Broker—Dealer and Registered Representative Information
PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.
Required Representations: By signing Section 15, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the
Broker-Dealer that he or she:
has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
has discussed the investor’s prospective purchase of shares and/or units with such investor;
has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;
has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 7 and/or 9; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.
16. Limited Liability Company Agreement (Product 2 & TGIF Only)
By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize
Product 2 and/or TGIF to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.
17. Electronic Delivery (Optional)
Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/or Product 1 and/or Product 4.
If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription
Agreement.
By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.
By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
For TGIF only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.
18. Subscriber Signatures for Product 3
Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if a Massachusetts resident you must also initial paragraph (9), if a Missouri resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11) if a North Dakota resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13) and if an Oregon resident you must also initial paragraph (14). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Product 3 Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

19. Subscriber Signatures for Product 1
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13), if an Ohio resident you must also initial paragraph (14), if an Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in Section 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
20. Subscriber Signatures for TGIF
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Ohio resident you must also initial paragraph (13), if an Oklahoma resident you must also initial paragraph (14), if a Oregon resident you must also initial paragraph (15) and if a Texas resident you must also initial paragraph (16). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
21. Subscriber Signatures for Product 2
Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a New Mexico resident you must also initial paragraph (11), if a North Dakota resident you must also initial paragraph (12), if an Oklahoma resident you must also initial paragraph (13) and if an Oregon resident you must also initial paragraph (14). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.
22. Subscriber Signatures for Product 4
Please separately initial each of the representations in paragraphs (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Massachusetts resident you must also initial paragraph (8), if a New Mexico resident you must also initial paragraph (9) and if an Ohio resident you must also initial paragraph (10). Except in the case of fiduciary accounts,you may not grant any person a power of attorney to make such representations on your behalf.
Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.
By signing this Subscription Agreement, you agree to provide the information in 18 and/or 19 and/or 20 and/or 21 and/or 22 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING/PAYMENT INSTRUCTIONS
PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.
PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 3” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of
Pennsylvania; the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 3” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to
Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 3
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 3
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A. as Escrow Agent for
“Product 3”
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to “Product 1” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
TGIF INVESTORS: The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)
TGIF INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for
TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued
Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of
Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product
2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 2
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 2
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for
Product 2
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:
Regular Mail
Investment Processing Department c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
Investment Processing Department c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #:XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail
UMB Bank, N.A. as Escrow Agent for Product 4
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178
Overnight Mail
UMB Bank, N.A. as Escrow Agent for Product 4
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178
Subscription Agreements may be faxed to:
855.223.2474
Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for
Product 4
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX FAO: (Include Account Title)
9/14 SC0184-B

Product 1 Logo Product 2 Logo Product 3 Logo Product 4 Logo
Subscription Agreement
This subscription agreement is not valid for use in AL, AR, KY, MD, NE, NJ and TN.
1. Investment
Amount of Subscription: State of Sale:
Minimum Initial Investment for TGIF, Product 1, Product 2 & Investment Amount Product 3 Only is $2,000 ($2,500—New York for Product 3 Only) Minimum Initial Investment for Product 4 Only is $2,500 TriLinc Global Impact Fund (TGIF)
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.
Payment will be made with: Product 1 (Product 1) Product 2 (Product 2) Enclosed Checks Funds Wired Product 3 (Product 3) Funds to Follow Product 4 (Product 4)
Investor hereby (1) acknowledges and agrees that, in the event that Investor subscribes for shares and/or units of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (each an “Issuer”) pursuant to this subscription agreement, this subscription agreement and the information set forth herein will be provided to each Issuer whose shares and/or units Investor subscribes for and, as necessary, the advisors, agents and affiliates of each such Issuer, and (2) consents to this subscription agreement and the information set forth herein being so provided to each Issuer whose shares and/or units Investor subscribes for.
2. Share Class (Product 3 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class T Shares
3. Unit Class (TGIF Only)
Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.
Class A Units Class C Units Class I Units
4. Share Class (Product 2 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class C Shares Class I Shares
5. Share Class (Product 4 Only)
Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.
Class A Shares Class B Shares

6. Account Type - check one box only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign	
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ______	☐ UTMA: State of: ______	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan			
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent's name: ______________________
☐ Simple IRA	☐ Inherited IRA		
☐ Other (Specify) ______________			

> *For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 13*

7. Investor Information (TGIF, Product 1, Product 2 & Product 3 Only)

Investor #1 Name | SSN/Tax ID | DOB

Investor #2 Name | SSN/Tax ID | DOB

Street Address

City | State | Zip Code

Mailing Address (optional)

City | State | Zip Code

Phone (day) | Phone (evening)

E-mail

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ______________________ ☐ Check here if you are subject to backup withholding

8. Investment Title - SSN or TIN Required (TGIF, Product 1, Product 2 & Product 3 Only)

Please print names in which shares of common stock and/or units are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same." **(This is the name that will appear on your statement.)**

Title Line 1

Title Line 2

SSN/TIN

9. Individual or Joint Account (Product 4 Only)
For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.
Name of primary account owner Social Security number Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP
Daytime phone number Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:
Name of second joint owner (if any) Social Security number Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:
Please attach a separate sheet with the above information for each additional owner.
10. Entity Account (Product 4 Only)
Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)
For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?
* Select one: Yes No If yes, please explain:
Name of legal entity Social Security number OR Tax ID number Street address of legal entity (P.O. Box not acceptable) City State ZIP Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address Date of trust agreement (for trusts only) – MM/DD/YYYY

10. Entity Account (Product 4 Only), continued
Name of trustee/authorized signer Social Security number of Date of birth – MM/DD/YYYY trustee/authorized signer
US residential address (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship:
Name of co-trustee/authorized signer Social Security number of Date of birth – MM/DD/YYYY co-trustee/authorized signer
US residential address (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP
Daytime phone number Extension E-mail address
US Citizen Resident alien If resident alien, please provide country of citizenship:
FOR A TRUST ACCOUNT
Check here if the grantor/settlor is the same as the trustee
For trust accounts, name of grantor/settlor (if different from trustee) Social Security number of Date of birth – MM/DD/YYYY grantor/settelor
US residential address (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.
FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)
Please provide the industry in which the legal entity operates:
For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)
Name Social Security number Date of birth – MM/DD/YYYY
Street address of legal entity (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Name Social Security number Date of birth – MM/DD/YYYY Street address of legal entity (P.O. Box not acceptable) City State ZIP US Citizen Resident alien If resident alien, please provide country of citizenship:
Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

11. UGMA Account (Product 4 Only)
If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.
Name of minor Social Security number Date of birth of minor– MM/DD/YYYY
Street address (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Name of custodian Social Security number of Date of birth of custodian– MM/DD/YYYY custodian
US residential address (P.O. Box not acceptable) City State ZIP
Mailing address (if different) City State ZIP Daytime phone number Extension E-mail address US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:
12. Retirement/Savings Plan (Product 4 Only)
CUSTODIAN/TRUSTEE
Name of custodian/trustee Tax ID number
US business address City State ZIP
Mailing address (if different) City State ZIP
Daytime phone number Extension E-mail address
PARTICIPANT/EMPLOYEE
Name of participant/employee Social Security number Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable) City State ZIP
US Citizen Resident alien If resident alien, please provide country of citizenship:
Select one: Employed Not-employed Retired
Occupation Name of employer
Address of employer City State ZIP
If you checked not-employed or retired, please provide source of income:

13. Third Party Custodian Information
Make checks payable to the custodian and send ALL paperwork directly to the custodian.
Custodian Name Custodian Address 1 Custodian Address 2
Custodian City State Zip Code
Custodian Telephone Number Custodian Tax Identification Number
Investor’s Account Number with Custodian
Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of common stock of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or units of TGIF that are beneficially owned by the investor as reflected on the records of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 as of the applicable record date at any meeting of the stockholders of Product 2 and/or Product 1 and/or Product 3 and/or Product 4 and/or unitholders of TGIF. This authorization shall remain in place until revoked in writing by Custodian. TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.
14. Distribution Information (Choose one or more of the following options)
If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 7 and/or 9. IRA accounts may not direct distributions without the custodian’s approval.
If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4, as applicable, you will promptly provide written notification to:
TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105. This request in no way shifts the responsibility of TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4’s sponsor, and participating Broker-Dealers and Registered Investment Advisors recommending the purchase of shares and/or units in this offering, to make every reasonable effort to determine that the purchase of shares and/or units in this offering is a suitable and appropriate investment based on information provided by you.
% of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4
Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 13)
Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)
Name
Address
City State Zip Code
Account Number
Direct Deposit (Attach Voided Check) I authorize TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 in writing to cancel it. In the event that TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 deposits funds erroneously into my account, TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Checking Financial Institution Name % of Distribution Savings ABA/ Routing Number Account Number

15. Broker—Dealer, Registered Investment Advisor and Financial Representative Information
Broker-Dealer Name
Representative Name Rep Number
Representative’s Firm Name Branch ID Representative’s Address Representative’s City State Zip Code Representative’s Phone Representative’s Fax Number Representative’s E-mail Address
This Subscription was made as follows:
Shares and/or units are being purchased net of up front commissions
Through a participating Broker-Dealer
(Class A and Class C units only for TGIF and/or Class A shares only
Through a participating RIA* unaffiliated with a participating Broker-Dealer for Product 2 and/or Product 3 and/or Product 4)
*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TGIF and/or Product 1 and/or Product 2 and/or Product 3 and/or Product 4) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.
Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Product 3 and/ or Product 1 and/or Product 2 and/or TGIF and/or Product 4 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.
Financial Representative Signature Date
(If required by Broker-Dealer) Date Branch Manager Signature
16. Limited Liability Company Agreement (Product 2 & TGIF Only)
By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Product 2 and/or TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.
17. Electronic Delivery (Optional)
Instead of receiving paper copies of the Prospectus for Product 3 and/or Product 1 and/or Product 4, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 3 and/ or Product 1 and/or Product 4. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.
By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 3 and/or Product 1 and/or Product 4 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 3 and/or Product 1 and/ or Product 4 send a paper copy of a particular stockholder communications to me. Product 3 and/or Product 1 and/or Product 4 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.
By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
For TGIF only, instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.
Signature of Investor: Date:
Electronic Delivery
Acknowledgement Signature of Joint Investor: Date:
Only
E-mail: (If blank—email from Section 7 and/or 9 will be used)

18. Subscriber Signatures for Product 3
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I (we) have received the final Prospectus of Product 3 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.
Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA
Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivilents, and readily marketable securities, as determinded in conformity with Generally Acceptable Accounting
Principles.
Owner Co-Owner 8. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 9. Massachusetts: In addition to the suitability standards listed above, Massachusetts investors may not invest more than 10% of their liquid net worth in us or in other illiquid direct participation programs.
Owner Co-Owner 10. Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.
Owner Co-Owner 11. New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.
Owner Co-Owner 12. North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.
Owner Co-Owner 13. Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exlusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 14. Oregon: In addition to the minimum suitability standards described above, an Oregon resident may not exceed ten percent (10%) of the Oregon resident’s liquid net worth in us and our affiliates.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 3 REIT II WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct andcomplete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notifi ed me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
19. Subscriber Signatures for Product 1
Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.
Owner Co-Owner 7. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

19. Subscriber Signatures for Product 1, continued
Owner Co-Owner 11. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 12. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.
Owner Co-Owner 13. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)
Owner Co-Owner 14. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
Owner Co-Owner 15. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit his or her investment in Product 1 to 10% of his or her net worth (excluding home, furnishings, and automobiles).
Owner Co-Owner 16. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.
By signing below, you also acknowledge that:
You do not expect to be able to sell your shares regardless of how we perform.
If you are able to sell your shares, you will likely receive less than your purchase price.
We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.
You may not have access to the money you invest for an indefinite period of time.
An investment in our shares is not suitable for you if you need access to the money you invest.
Because you will be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.
Previous distributions to stockholders were funded from temporary fee reductions that are subject to repayment to our Adviser. These distributions were not based on our investment performance and may not continue in the future. If our Adviser had not agreed to make expense support payments, these distributions would have come from your paid in capital. The reimbursement of these payments owed to our Adviser will reduce the future distributions to which you would otherwise be entitled.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:

20. Subscriber Signatures for TGIF
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of TGIF has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TGIF’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.
Owner Co-Owner 4. I am purchasing the units for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.
Owner Co-Owner 6. California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.
Owner Co-Owner 9. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. Massachusetts: In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.
Owner Co-Owner 12. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 13. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

20. Subscriber Signatures for TGIF, continued
Owner Co-Owner 14. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.
Owner Co-Owner 15. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.
Owner Co-Owner 16. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.
The undersigned hereby applies to purchase units in TGIF in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
21. Subscriber Signatures for Product 2
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Product 2’s website.
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under
“Suitability Standards.”
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.
Owner Co-Owner 7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

21. Subscriber Signatures for Product 2, continued
Owner Co-Owner 8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.
Owner Co-Owner 9. Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. Massachusetts: In addition to the minimum suitability standards described above, Massachusetts investors may not invest more than 10% of their liquid net worth in us and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 11. New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.
Owner Co-Owner 12. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.
Owner Co-Owner 13. Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).
Owner Co-Owner 14. Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF PRODUCT 2 MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.
The undersigned hereby applies to purchase shares in Product 2 in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.
Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or a U.S. person.
Signature of Investor: Date: Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian: Date:
22. Subscriber Signatures for Product 4
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:
Owner Co-Owner 1. I have received the final Prospectus of Product 4 at least five business days before signing the
Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through Product 4’s website and toll-free automated telephone line.

22. Subscriber Signatures for Product 4, continued
Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under
“Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of Product 4, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner Co-Owner 4. I am purchasing the shares for the account referenced above.
Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA
Patriot Act and payment of the full purchase price of the shares.
Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, it is recommended by the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of Product 4 and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 8. Massachusetts: In addition to the suitability standards noted above, purchasers residing in
Massachusetts may not invest more than 10% of their liquid net worth in Product 4’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 9. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Owner Co-Owner 10. Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in Product 4’s shares, shares of Product 4’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).
I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, PRODUCT 4 WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.
Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.
Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.
Signature of Investor Date
Signature of Joint Investor or Date for Qualified Plans, of Trustee/Custodian

MAILING/PAYMENT INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Faxes of original documents will also be accepted but the original documents must be retained and made available upon request by the fund sponsor.

PRODUCT 3 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 3" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 3 INVESTORS IN PENNSYLVANIA: For Pennsylvania investors; until we have raised the minimum offering amount required in the state of Pennsylvania; the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for Product 3" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail
UMB Bank, N.A. as Escrow Agent
for Product 3
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for Product 3
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A. as Escrow Agent for "Product 3"
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

PRODUCT 1 INVESTORS: The Subscription Agreement, together with a check made payable to "Product 1" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: XXXXXXXXX
FAO: (Include Account Title)

TGIF INVESTORS: The Subscription Agreement, together with a check made payable to "TriLinc Global Impact Fund" for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

TGIF INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund" for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Notice to Residents of Pennsylvania Only" section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

Regular Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

Subscription Agreements may be faxed to:
855.223.2474

Payment may be wired to:
UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9872012763
FAO: (Include Account Title)

MAILING/PAYMENT INSTRUCTIONS, continued
Product 2 INVESTORS: Once the applicable minimum offering amount has been raised for Product 2, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 2, can be included as a check made payable to Product 2 or wired to:
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
Investment Processing Department Investment Processing Department may be faxed to: UMB Bank, N.A. c/o DST Systems, Inc. c/o DST Systems, Inc. 1010 Grand Boulevard, 4th Floor 855.223.2474 P.O. Box 219731 430 W. 7th Street Kansas City, MO 64106 Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695 Toll Free: 888.292.3178 Toll Free: 888.292.3178 Account #: XXXXXXXXX
FAO: (Include Account Title)
Product 2 INVESTORS IN PENNSYLVANIA AND WASHINGTON: Until we have raised the minimum offering amount required in the state of Pennsylvania or for Washington investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 2” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section or the “Notice to Residents of Washington Only” of the Prospectus for additional information regarding the Pennsylvania and Washington escrow requirements.
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
UMB Bank, N.A. as Escrow Agent UMB Bank, N.A. as Escrow Agent may be faxed to: UMB Bank, N.A., as Escrow Agent for for Product 2 for Product 2 Product 2
855.223.2474 c/o DST Systems, Inc. c/o DST Systems, Inc. 1010 Grand Boulevard, 4th Floor P.O. Box 219731 430 W. 7th Street Kansas City, MO 64106 Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695 Toll Free: 888.292.3178 Toll Free: 888.292.3178 Account #: XXXXXXXXX
FAO: (Include Account Title)
PRODUCT 4 INVESTORS: Once the applicable minimum offering amount has been raised for Product 1, the Subscription Agreement, together with a check for the portion of your purchase that is for Product 4, can be included as a check made payable to Product 4 or wired to:
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
Investment Processing Department Investment Processing Department may be faxed to: UMB Bank, N.A. c/o DST Systems, Inc. c/o DST Systems, Inc. 1010 Grand Boulevard, 4th Floor 855.223.2474 Kansas City, MO 64106 P.O. Box 219731 430 W. 7th Street Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695
Account #:XXXXXXXXX
Toll Free: 888.292.3178 Toll Free: 888.292.3178
FAO: (Include Account Title)
PRODUCT 4 INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Product 4” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.
Regular Mail Overnight Mail Subscription Agreements Payment may be wired to:
UMB Bank, N.A. as Escrow Agent UMB Bank, N.A. as Escrow Agent may be faxed to: UMB Bank, N.A., as Escrow Agent for for Product 4 for Product 4 Product 4
855.223.2474 c/o DST Systems, Inc. c/o DST Systems, Inc. 1010 Grand Boulevard, 4th Floor P.O. Box 219731 430 W. 7th Street Kansas City, MO 64106 Kansas City, MO 64121-9731 Kansas City, MO 64105 ABA #: 101000695 Toll Free: 888.292.3178 Toll Free: 888.292.3178 Account #: XXXXXXXXX
FAO: (Include Account Title)

Appendix D

TRILINC GLOBAL IMPACT FUND, LLC
AMENDED AND RESTATED UNIT REPURCHASE PROGRAM
The Board of Managers of TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Company”), has adopted an amended and restated unit repurchase program (the “Repurchase Program”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Amended and Restated Limited Liability Company Operating Agreement unless otherwise defined herein.
1. Effective Date of Repurchase Program. The Repurchase Program shall become effective beginning twelve months following the date on which the Company raises gross offering proceeds of two million dollars ($2,000,000).
2. Unit Repurchase. Subject to the terms and conditions of the Repurchase Program, including the limitations on repurchases set forth in paragraph 5 and the procedures for repurchases set forth in paragraph 6, the Company shall repurchase such number of Units as requested by a Member on a quarterly basis. A Member may request that the Company repurchase all of the Units owned by such Member.
3. Repurchase Price. The price at which the Company shall repurchase the Units of a Member is equal to the current offering price of the Units, as disclosed in the Company’s prospectus, less the sales fees (consisting of selling commissions and the dealer manager fee) associated with that class of Units.
4. One-year Holding Period. Subject to paragraph 7 below, a Member shall hold his or her units for a minimum of one year before he or she can participate in the Repurchase Program. If a Member made more than one purchase of the Units, the one-year holding period shall be calculated separately with respect to each such purchase.
5. Limitations on Repurchases. The Company’s obligation to repurchase Units hereunder is limited as follows:
a. The Company may repurchase no more than five percent (5%) of the weighted-average number of Units outstanding in any twelve-month period.
b. The Company has no obligation to repurchase Units if the repurchase would violate the restrictions on distributions under federal law or Delaware law.
c. All Units to be repurchased under the Repurchase Program must be (i) fully transferable and not be subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If the Company determines that a lien or other encumbrance or restriction exists against the Units requested to be repurchased, the Company shall not repurchase any such Units.
Unless the Board of Managers determines otherwise, the Company shall limit the number of Units to be repurchased during any calendar year to the number of Units the Company can repurchase with the proceeds the Company receives from the sale of Units under the Company’s distribution reinvestment plan. At the sole discretion of the Board of Managers, the Company may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase Units.
6. Procedures for Repurchase. The Company shall repurchase Units on the last day of each quarter (the “Repurchase Date”). As of the Repurchase Date, repurchased Units shall cease earning distributions notwithstanding the fact that the repurchase payment for such Units may have not yet have been remitted to the former holder of such Units.
For a Member’s Units to be eligible for repurchase in a given quarter, the Company must receive a written repurchase request from the Member or from an authorized representative of the Member setting forth the number of Units requested to be repurchased at least five business days before the Repurchase Date. Members may contact the Company to receive required repurchase forms and instructions concerning required signature. If the Company cannot repurchase all Units presented for repurchase in any quarter because of the limitations on repurchases set forth in paragraph 5, then the Company shall honor repurchase requests on a pro rata basis.

If the Company does not completely satisfy a repurchase request at quarter-end because the Company did not receive the request in time or because of the limitations on repurchases set forth in paragraph 5, then the Company shall treat the unsatisfied portion of the repurchase request as a request for repurchase at the next Repurchase Date, unless the repurchase request is withdrawn. Any Member can withdraw a repurchase request by sending written notice to the Company, provided that such notice is received at least five business days before the Repurchase Date.
7. Special Provisions upon a Member’s Death or Disability. The Company shall treat repurchase requests made upon a Member’s death or disability differently, as follows: The one-year holding period requirement set forth in paragraph 4 above shall be waived. The Company shall not be obligated to repurchase Units if more than 360 days have elapsed since the date of the death or disability of the Member and, in the case of disability, if the Member fails to provide an opinion of a qualified independent physician. For purposes of the Repurchase Program, a disability shall be deemed to have occurred when a Member suffers a disability for a period of time, as determined by the Board of Managers and confirmed by a qualified independent physician.
8. Termination, Suspension or Amendment of the Repurchase Program by the Company. The Board of Managers has the right to amend, suspend or terminate the Repurchase Program. The Company shall promptly notify Members of any changes to the Repurchase Program, including any suspension or termination of it, in the Company’s periodic or current reports filed with the SEC or by means of other notice.
The Repurchase Program shall terminate on the date that the Units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of the Board of Managers, a secondary trading market for the Units otherwise develops.
9. Liability of the Company. The Company shall not be liable for any act done in good faith or for any good faith omission to act.
10. Governing Law. The Repurchase Program shall be governed by the laws of the State of Delaware.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended September 30, 2014

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number 333-185676

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	36-4732802
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1230 Rosecrans Avenue, Suite 605,

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Part I. Financial Information

Item 1. Consolidated Financial Statements.

TriLinc Global Impact Fund, LLC

Consolidated Statements of Assets and Liabilities

	As of
	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Investments owned, at fair value (amortized cost of $41,093,624 and $6,547,061, respectively)	$41,093,624	$6,547,061
Cash	2,463,712	6,666,659
Interest receivable	502,243	114,809
Due from affiliates (see Note 5)	661,993	79,109
Prepaid expenses	20,296	54,180

Total assets	44,741,868	13,461,818

LIABILITIES
Due to unitholders	201,571	65,015
Management fee payable	82,959	—
Due to affiliates (see Note 6)	—	31,391
Other payables	—	149

Total liabilities	284,530	96,555

NET ASSETS	$44,457,338	$13,365,263

ANALYSIS OF NET ASSETS:
Net capital paid in on Class A units	$20,541,896	$3,405,283
Net capital paid in on Class C units	2,436,819	385,565
Net capital paid in on Class I units	23,912,757	10,280,361
Offering costs	(2,434,134)	(705,946)

Net assets (equivalent to $8.557 and $8.572, respectively per unit based on total units outstanding of 5,195,730.953 and 1,559,136.769, respectively)	$44,457,338	$13,365,263

Net assets, Class A (units outstanding of 2,276,110.403 and 377,316.669, respectively)	$19,475,568	$3,234,442
Net assets, Class C (units outstanding of 270,007.594 and 42,721.867, respectively)	2,310,323	366,221
Net assets, Class I (units outstanding of 2,649,612.956 and 1,139,098.233, respectively)	22,671,447	9,764,600

Net assets	$44,457,338	$13,365,263

See accompanying notes to the consolidated financial statements.

TriLinc Global Impact Fund, LLC

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
INVESTMENT INCOME
Interest income	$854,884	$95,868	$1,801,568	$99,542
Interest from cash	11,024	—	11,675	39

Total investment income	865,908	95,868	1,813,243	99,581

EXPENSES
Management fees	222,701	23,331	481,247	26,420
Incentive fees	156,590	14,591	314,208	14,591
Operating expenses	—	—	9,780	—

Total expenses	379,291	37,922	805,235	41,011
Expense support payment from Sponsor	(296,332)	(10,020)	(563,029)	(10,020)

Net expenses	82,959	27,902	242,206	30,991

NET INVESTMENT INCOME	782,949	67,966	1,571,037	68,590

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$782,949	$67,966	$1,571,037	$68,590

NET INCOME PER UNITS - BASIC AND DILUTED	$0.18	$0.16	$0.50	$0.37
WEIGHTED AVERAGE UNITS OUTSTANDING - BASIC AND DILUTED	4,345,654.006	433,303.579	3,117,628.149	183,936.808

See accompanying notes to the consolidated financial statements.

TriLinc Global Impact Fund, LLC

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Nine months ended
	September 30, 2014	September 30, 2013
INCREASE FROM OPERATIONS
Net investment income	$1,571,037	$68,590

Net increase from operations	1,571,037	68,590

DECREASE FROM DISTRIBUTIONS
Distributions to Class A unitholders	(602,079)	(55,640)
Distributions to Class C unitholders	(64,253)	—
Distributions to Class I unitholders	(936,591)	(12,812)

Net decrease from distributions	(1,602,923)	(68,452)

INCREASE FROM CAPITAL TRANSACTIONS
Issuance of Class A units	17,162,128	3,120,841
Issuance of Class C units	2,051,628	—
Issuance of Class I units	13,632,277	1,560,607
Contribution from Sponsor	31,750	—
Repurchase of Class A units	(25,634)	—
Offering costs	(1,728,188)	(244,588)

Net increase from capital transactions	31,123,961	4,436,860

Net increase in net assets	31,092,075	4,436,998
Net assets at beginning of period	13,365,263	199,862

Net assets at end of period	$44,457,338	$4,636,860

See accompanying notes to the consolidated financial statements.

TriLinc Global Impact Fund, LLC

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended
	September 30, 2014	September 30, 2013
Cash flows from operating activities
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,571,037	$68,590
ADJUSTMENT TO RECONCILE NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS TO NET CASH USED IN OPERATING ACTIVITIES
Purchase of investments	(48,148,136)	(4,187,214)
Maturity of investments	13,703,960	971,605
Accretion of discounts on investments	(102,387)	(9,198)
Increase in sub-advisor receivable	—	(379,970)
Increase in interest receivable	(387,434)	(65,969)
Increase in due from affiliates	(633,918)	(41,076)
Decrease (increase) in prepaid expenses	33,884	(77,400)
Increase in due to unitholders	136,556	22,892
Increase in management fee payable	82,959	26,420
Increase in due to affiliates	—	28,855
Increase in incentive fee payable	—	4,571
Decrease in other payable	(149)	—

NET CASH USED IN OPERATING ACTIVITIES	(33,743,628)	(3,637,894)

Cash flows from financing activities
Proceeds from issuance of units	32,380,367	4,659,678
Distributions paid to unitholders	(1,137,257)	(46,682)
Payments of offering costs	(1,759,579)	(244,588)
Repurchase of units	(25,634)	—
Capital contribution from our Sponsor	82,784	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	29,540,681	4,368,408

TOTAL INCREASE (DECREASE) IN CASH	(4,202,947)	730,514
CASH AT BEGINNING OF THE PERIOD	6,666,659	200,114

CASH AT END OF THE PERIOD	$2,463,712	$930,628

Supplemental non-cash information
Issuance of units in connection with distribution reinvestment plan	$465,667	$21,770

See accompanying notes to the consolidated financial statements.

TriLinc Global Impact Fund, LLC

Consolidated Schedule of Investments

As of September 30, 2014

(Unaudited)

Investment Type / Country	Portfolio Company	Sector	Description	Interest		Fees (2)	Maturity (3)	Principal Amount	Current Commitment (4)	Amortized Cost	Fair Value	% of Net Assets
Senior Secured Term Loan Participations (1)
Brazil	Usivale Industria y Commercio	Agricultural Products	Sugar Producer	12.43%		0.0%	12/15/2014- 12/15/2016	3,000,000	3,000,000	3,000,000	3,000,000	6.7%
Peru	Corporacion Prodesa S.R.L. (5)	Consumer Products	Diaper Manufacturer	14.75	% - 14.85%	0.0%	12/22/2016- 6/15/2017	2,750,000	2,750,000	2,750,000	2,750,000	6.2%
Peru	Other Investments	Food Products	Food Processor	13.00%		0.0%	11/29/2014	352,000	352,000	352,000	352,000	0.8%

Total Senior Secured Term Loan Participations										6,102,000	6,102,000	13.7%
Senior Secured Trade Finance Participations (1)
Argentina	Compania Argentina De Granos	Agricultural Products	Agriculture Distributor	9.00%		0.0%	7/28/2015	5,000,000	5,000,000	5,000,000	5,000,000	11.2%
Argentina	Sancor Coop Unidas Ltd.	Consumer Products	Dairy Co-Operative	10.33%		0.0%	2/25/2015	3,500,000	5,000,000	3,500,000	3,500,000	7.9%
Argentina	Frigorifico Regional Industrias Alimenticias S.A.	Meat, Poultry & Fish	Beef Exporter	11.98%		0.0%	6/5/2015	4,000,000	5,000,000	4,000,000	4,000,000	9.0%
Peru	Other Investments	Electrical Equipment	Insulated Wire Manufacturer	8.00%		0.0%	9/25/2014	1,991,000	3,000,000	1,991,000	1,991,000	4.5%
Kenya	Seruji Limited	Construction Materials	Cement Distributor	14.75%		0.0%	3/17/2015	5,000,000	5,000,000	5,000,000	5,000,000	11.2%
Namibia	Other Investments	Packaged Foods & Meats	Consumer Goods Distributor	12.50%		0.0%	11/15/2014	2,000,000	2,000,000	2,000,000	2,000,000	4.5%
South Africa	Other Investments	Meat, Poultry & Fish	Meat Processor	12.50%		0.0%	11/1/2014	1,000,000	1,000,000	1,000,000	1,000,000	2.2%
South Africa	Other Investments	Food Products	Rice & Bean Importer	12.50%		0.0%	10/30/2014	1,000,000	1,000,000	1,000,000	1,000,000	2.2%
South Africa	Other Investments	Food Products	Fruit & Nut Distributor	17.50%		0.0%	10/2/2014	1,250,000	1,250,000	1,250,000	1,250,000	2.8%
South Africa	Other Investments	Household Products	Candle Distributor	12.75	% - 13.00%	0.0%	11/4/2014 - 11/27/2014	1,400,000	1,400,000	1,400,000	1,400,000	3.1%
South Africa	Other Investments	Textiles, Apparel & Luxury Goods	Textile Distributor	15.00%		0.0%	11/4/2014 - 12/5/2014	1,041,800	1,500,000	1,041,800	1,041,800	2.3%
Zambia	Neria Investments Ltd	Fertilizer & Agricultural Chemicals	Farms Supplies	12.50%		0.0%	10/22/2014	3,000,000	3,000,000	3,000,000	3,000,000	6.7%
Zambia	Other Investments	Fertilizer & Agricultural Chemicals	Fertilizer Distributor	12.00%		0.0%	10/6/2014	1,808,824	3,000,000	1,808,824	1,808,824	4.1%

Total Senior Secured Trade Finance Participations										31,991,624	31,991,624	71.9%
Unsecured Short Term Note Receivable (1)
South Africa	Barak Fund Management Ltd.(6)	Financial		14.75%		0.0%	10/23/2014	3,000,000	3,000,000	3,000,000	3,000,000	6.7%

Total Investments										$41,093,624	$41,093,624

1.	Refer to Notes 3 and 4 of the consolidated financial statements for additional information on the Company’s investments.
2.	Fees may include upfront, origination, commitment, facility and/or other fees that the borrower must contractually pay to the Company.
3.	Given the nature of trade finance contracts, trade finance borrowers typically have a 30 day grace period relative to the maturity date.
4.	Loan commitments are subject to the availability of funds and do not represent a contractual obligation to provide funding to the borrower.
5.	The interest rate includes 1.75% of deferred interest.
6.	Barak Fund Management Ltd. is a sub-advisor to the Company.

See accompanying notes to the consolidated financial statements.

TriLinc Global Impact Fund, LLC

Consolidated Schedule of Investments

December 31, 2013

Investment Type / Country	Portfolio Company	Sector	Description	Interest		Fees (2)	Maturity	Principal Amount	Current Commitment (3)	Amortized Cost	Fair Value	% of Net Assets
Secured Mezzanine Term Loan (1)
Indonesia	PT Indah Global Semesta (IGS) (4)	Consumer Electronics	Electronics Retailer	10.00%		4.50%	7/26/2014	$3,000,000	3,000,000	$2,952,836	$2,952,836	22.1%

Total Secured Mezzanine Term Loan										2,952,836	2,952,836	22.1%
Senior Secured Term Loan Participations (1)
Peru	Corporacion Prodesa S.R.L.	Consumer Products	Diaper Manufacturer	13.10%		0.0%	7/12/2016	500,000	500,000	500,000	500,000	3.7%
Brazil	Usivale Industria y Commercio	Agricultural Products	Sugar Producer	12.43%		0.0%	12/15/2014- 12/15/2016	2,500,000	2,500,000	2,500,000	2,500,000	18.7%

Total Senior Secured Term Loan Participations										3,000,000	3,000,000	22.4%
Senior Secured Trade Finance Participations (1)
Chile	Forestal Rio Calle Calle S.A.	Forest Products	Sustainable Timber Exporter	9.85%		0.0%	1/14/2014	500,000	500,000	500,000	500,000	3.7%
Ecuador	Gondi. S.A.	Meat, Poultry & Fish	Other	12.46 12.55	%- %	0.0%	8/08/2014- 9/21/2014	94,225	500,000	94,225	94,225	0.7%

Total Senior Secured Trade Finance Participations										594,225	594,225	4.4%

Total Investments										$6,547,061	$6,547,061

[1]	Refer to Notes 3 and 4 of the consolidated financial statements for additional information on the Company’s investments.
[2]	Fees may include upfront, origination, commitment, facility and/or other fees that the borrower must contractually pay to the Company.
[3]	Other than the IGS loan facility, all other loan commitments are subject to the availability of funds and do not represent a contractual obligation to provide funding to the borrower.
[4]	Subject to the Advisor’s approval, the borrower has the option to extend the loan for 3 years at 12-month intervals.

See accompanying notes to the consolidated financial statements.

TRILINC GLOBAL IMPACT FUND, LLC

Notes to Consolidated Financial Statements

September 30, 2014

(Unaudited)

Note 1. Organization and Operations of the Company

TriLinc Global Impact Fund, LLC (the “Company”) was organized as a Delaware limited liability company on April 30, 2012 and formally commenced operations on June 11, 2013. The Company makes impact investments in Small and Medium Enterprises, known as SMEs, primarily in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact. The Company uses the proceeds raised from the issuance of units to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. The Company’s investment objectives are to generate current income, capital preservation and modest capital appreciation primarily through investments in SMEs. The Company is externally managed by TriLinc Advisors, LLC (the “Advisor”). The Advisor is an investment advisor registered in the State of California.

TriLinc Global, LLC (the “Sponsor”) owns 85% of the units of the Advisor, and is the sponsor of the Company. Strategic Capital Advisory Services, LLC (“SCAS”) owns 15% of the Advisor, and is considered an affiliate of the Company. The Sponsor employs staff who operate both the Advisor and the Company. The Sponsor, the Advisor and SCAS are Delaware limited liability companies.

In May 2012, the Advisor purchased 22,160.665 Class A units for aggregate gross proceeds of $200,000. The Company commenced its initial public offering of up to $1,500,000,000 in units of limited liability company interest (the “Offering”) on February 25, 2013. On June 11, 2013, the Company satisfied its minimum offering requirement of $2,000,000 when the Sponsor purchased 321,329.639 Class A units for aggregate gross proceeds of $2,900,000 and the Company commenced operations. The Company’s offering period is currently scheduled to terminate two years after the initial offering date, or February 25, 2015, unless extended.

Although the Company was organized and intends to conduct its business in a manner so that it is not required to register as an investment company under the Investment Company Act of 1940, as amended, the consolidated financial statements are prepared using the specialized accounting principles of the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 946, Financial Services — Investment Companies. Overall, the Company’s management believes the use of investment company accounting makes the Company’s financial statements more useful to investors and other financial statement users since it allows a more appropriate basis of comparison to other entities with similar objectives.

To assist the Company in achieving its investment objective, the Company makes investments via wholly owned subsidiaries. As of September 30, 2014, the Company’s subsidiaries are TriLinc Global Impact Fund – Asia, Ltd. (“TGIF-A”), TriLinc Global Impact Fund – Latin America, Ltd. (“TGIF-LA”), TriLinc Global Impact Fund – Trade Finance, Ltd. (“TGIF-TF”), and TriLinc Global Impact Fund – African Trade Finance, Ltd. (“TGIF-ATF”), all of which are Cayman Islands exempted companies. To assist the Advisor in managing the Company and its subsidiaries, the Advisor may provide services via TriLinc Advisors International, Ltd. (“TAI”), a Cayman Islands exempted company that is wholly owned by TriLinc Advisors, LLC. Through September 30, 2014, the Company has made, through its subsidiaries, loans in several countries located in South America, Asia and Africa.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s financial information is prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These financial statements are presented in United States dollars.

The interim consolidated financial statements and notes are presented as permitted by the requirements for Quarterly Reports on Form 10-Q. Certain financial information that is normally included in annual financial statements, including certain financial statement footnotes, prepared in accordance with GAAP is not required for interim reporting purposes and has been omitted herein. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes related thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission (“SEC”) on March 31, 2014.

The results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of the results that ultimately may be achieved for the full year ending December 31, 2014.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, which were established to hold certain investments of the Company. The Company owns 100% of each subsidiary and, as such, the subsidiaries are consolidated into the Company’s consolidated financial statements. Transactions between subsidiaries, to the extent they occur, are eliminated in consolidation. The consolidated financial statements reflect all adjustments and reclassifications that, in the opinion of management, are necessary for the fair presentation of the results of the operations and financial condition as of and for the periods presented.

Certain prior year amounts have been reclassified to conform to the current year presentation.

Cash

Cash consists of demand deposits at a financial institution. Such deposits may be in excess of the Federal Deposit Insurance Corporation insurance limits. The Company considers the credit risk of this financial institution to be remote and has not experienced and does not expect to experience any losses in any such accounts.

Prepaid expenses

Prepaid expenses represent prepaid insurance paid by the Company during 2013. Prepaid insurance is being amortized over the term of the insurance policy, which is one year. The amortization of prepaid expense for the three and nine months ended September 30, 2014, is reimbursable to the Company by the Sponsor under the Amended and Restated Operating Expense Responsibility Agreement (“Responsibility Agreement”).

Revenue Recognition

The Company records interest income on an accrual basis to the extent that the Company expects to collect such amounts. The Company does not accrue as a receivable interest on loans for accounting purposes if there is reason to doubt the ability to collect such interest. Structuring, upfront and similar fees are recorded as a discount on investments purchased and are accreted into interest income, on a straight line basis, which we have determined not to be materially different from the effective yield method.

The Company records prepayment fees for loans and debt securities paid back to the Company prior to the maturity date as income upon receipt.

The Company places loans on non-accrual status when principal and interest are past due 90 days or more or when there is a reasonable doubt that principal or interest will be collected. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment of the financial condition of the borrower. Non-accrual loans are generally restored to accrual status when past due principal and interest is paid and, in the Company’s management’s judgment, is likely to remain current over the remainder of the term.

Valuation of Investments

The Company applies fair value accounting to all of its investments in accordance with ASC Topic 820, Fair Value Measurement (“ASC 820”). ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with ASC 820, the Company has categorized its investments into a three-level fair value hierarchy as discussed in Note 3.

ASC 820 establishes a hierarchal disclosure framework that prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 — Valuations based on inputs other than quoted prices included in Level 1, which are either directly or indirectly observable.

•	Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates and earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples. The information may also include pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

The inputs used in the determination of fair value may require significant judgment or estimation.

Investments for which market quotations are readily available are valued at those quotations. Most of our investments are loans to private companies, which are not actively traded in any market and for which quotations are not available. For those investments for which market quotations are not readily available, or when such market quotations are deemed by the Advisor not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment is valued by the Advisor in collaboration with the relevant sub-advisor;

2.	For all investments with a maturity of greater than 12 months, we have engaged Duff & Phelps, LLC (“Duff & Phelps”) to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis, with each of such investments being reviewed at least annually, and provide an opinion that the Advisor’s estimate of fair value for each investment is reasonable;

3.	The audit committee of our board of managers reviews and discusses the preliminary valuation prepared by the Advisor and any opinion rendered by Duff & Phelps; and

4.	Our board of managers discusses the valuations and determines the fair value of each investment in our portfolio in good faith based on the input of the Advisor, Duff & Phelps and the audit committee. Our board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Below is a description of factors that our board of managers may consider when valuing our investments.

Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including the sale of a business). The income approach uses valuation techniques to convert future amounts (for example, interest and principal payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in valuing our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower’s ability to make payments, its earnings and discounted cash flows, the markets in which the Company does business, comparisons of financial ratios of peer companies that are public, the principal market for the borrower’s securities and an estimate of the borrower’s enterprise value, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of managers, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or the effects of acquisitions, recapitalizations, restructurings or other similar items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in measuring the fair values of our investments.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

The Company measures net realized gains or losses by the difference between the net proceeds from the repayment or sale on investments and the amortized cost basis of the investment including unamortized upfront fees and prepayment penalties. Realized gains or losses on the disposition of an investment are calculated using the first in first out (FIFO) method, utilizing the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

The Company may have investments that contain a payment-in-kind, or PIK, interest provision. For loans with contractual PIK interest, any interest will be added to the principal balance of such investments and be recorded as income, if the valuation indicates that such interest is collectible.

Income Taxes

The Company, as a limited liability company, allocates all income or loss to its unitholders according to their respective percentage of ownership. Therefore, no provision for federal or state income taxes has been included in these financial statements.

The Company may be subject to withholding taxes on income and capital gains imposed by certain countries in which the Company invests. The withholding tax on income is netted against the income accrued or received. Any reclaimable taxes are recorded as income. The withholding tax on realized or unrealized gain is recorded as a liability.

The Company follows the guidance for uncertainty in income taxes included in the ASC 740, Income Taxes. This guidance requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position.

At September 30, 2014, no tax liability for uncertain tax provision has been recognized in the accompanying financial statements nor did the Company recognize any interest and penalties related to unrecognized tax benefits. The earliest year that the Company’s income tax returns are subject to examination is the period ending December 31, 2012.

Unitholders are individually responsible for reporting income or loss, to the extent required by the federal and state income tax laws and regulations, based upon their respective share of the Company’s income and expense as reported for income tax purposes.

Calculation of Net Asset Value

The Company’s net asset value is calculated on a quarterly basis and commenced with respect to the first full quarter after the Company commenced operations. The Company calculates its net asset value per unit by subtracting total liabilities from the total value of the Company’s assets on the date of valuation and dividing the result by the total number of outstanding units on the date of valuation. The net asset value per Class A, Class C and Class I units are calculated on a pro-rata basis based on total units outstanding.

Net Income (Loss) per Unit

Basic net income (loss) per unit is computed by dividing net income (loss) by the weighted average number of members’ units outstanding during the period. Diluted net income or loss per unit is computed by dividing net income (loss) by the weighted average number of members’ units and members’ unit equivalents outstanding during the period. The Company did not have any potentially dilutive units outstanding at September 30, 2014 and 2013.

Organization and Offering Costs

The Sponsor has incurred organization and offering costs on behalf of the Company. Organization and offering costs are reimbursable to the Sponsor to the extent the aggregate of selling commissions, dealer manager fees and other organization and offering costs do not exceed 15.0% of the gross offering proceeds (the “O&O Reimbursement Limit”) raised from the offering and will be accrued and payable by the Company only to the extent that such costs do not exceed the O&O Reimbursement Limit. Reimbursement of organization and offering costs that exceed the O&O Reimbursement Limit will be expensed in the period they become reimbursable, which is dependent on the gross offering proceeds raised in such period, and are therefore not included on the Statements of Assets and Liabilities as of September 30, 2014 or December 31, 2013. These expense reimbursements are subject to regulatory caps and approval by the Company’s board of managers. If the Company sells the maximum amount of the Offering, it anticipates that such expenses will equal approximately 1.25% of the gross proceeds raised. Reimbursements to the Sponsor are included as a reduction to net assets on the Consolidated Statement of Changes in Net Assets.

The Company may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), the Company would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. Because the aggregate selling commission and dealer manager fees will be less than 9.75% of the gross offering proceeds due to a portion of the offering proceeds coming from the sale of Class C and Class I units, the Company may reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that the Company will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Operating Expense Responsibility Agreement

On November 11, 2014, the Company, Advisor and the Sponsor entered into an Amended and Restated Operating Expense Responsibility Agreement (“Responsibility Agreement”) originally effective as of June 11, 2013 and covering expenses through September 30, 2014. Pursuant to the terms of the Responsibility Agreement, the Sponsor has paid expenses on behalf of the Company through September 30, 2014 and will additionally pay the accrued operating expenses of the Company as of September 30, 2014 on behalf of the Company. Such expenses will not be reimbursable to the Sponsor until the Company has raised $200 million of gross proceeds, provided any such reimbursement during the period in which the Company is offering units in the Offering will not cause the Company’s Net Asset Value per unit to fall below the prior quarter’s Net Asset Value per unit (the “Gross Proceeds Hurdle”). To the extent the Company does not meet the Gross Proceeds Hurdle in any quarter, no amount will be payable by the Company for reimbursement to the Sponsor. Therefore, expenses of the Company covered by the Responsibility Agreement have not been recorded as expenses of the Company as of September 30, 2014. In accordance with ASC 450, Contingencies, such expenses will be accrued and payable by the Company in the period that they become both probable and estimable.

Recently Issued Accounting Pronouncements

Under the Jumpstart Our Business Startups Act (the “JOBS Act”), emerging growth companies can delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. The Company is choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, the Company’s financial statements may not be comparable to those of companies that comply with public company effective dates. There are no new or revised accounting standards that we have not adopted.

In June 2013, the FASB issued ASU 2013-08, Financial Services—Investment Companies: Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). ASU 2013-08 amends the current criteria for an entity to qualify as an investment company, creates new disclosure requirements and amends the measurement criteria for certain interests in other investment companies. ASU 2013-08 was effective on January 1, 2014, and did not have a material effect on the Company’s consolidated financial statements. In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The update supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The adoption of the amended guidance in ASU 2014-09 is not expected to have a significant effect on the Company’s financial statements.

Risk Factors

The Company has limited operating history and is subject to the business risks and uncertainties associated with any new business. As an externally-managed Company, the Company is largely dependent on the efforts of the Advisor and other service providers.

The Company is subject to financial market risks, including changes in interest rates. Global economies and capital markets can and have experienced significant volatility, which has increased the risks associated with investments in collateralized private debt instruments. Investment in the Company carries risk and there are no guarantees that the Company’s investment objectives will be achieved. The Company is also exposed to credit risk related to maintaining all of its cash at a major financial institution.

The Company’s investments consist of loans, loan participations and trade finance that are illiquid and non-traded, making purchase or sale of such financial instruments at desired prices or in desired quantities difficult. Furthermore, the sale of any such investments may be possible only at substantial discounts, and it may be extremely difficult to value any such investments accurately.

The value of the Company’s investments in loans may be detrimentally affected to the extent, among other things, that a borrower defaults on its obligations, there is insufficient collateral securing the loan and/or there are extensive legal and other costs incurred in collecting on a defaulted loan, observable secondary or primary market yields for similar instruments issued by comparable companies increase materially or risk premiums required in the market between smaller companies, such as the Company’s borrowers, and those for which market yields are observable increase materially.

At September 30, 2014, the Company’s investment portfolio included 17 companies and was comprised of $6,102,000 or 13.7% in senior secured term loan participations, $31,991,624 or 71.9% in senior secured trade finance participations, and $3,000,000 or 6.7% in an unsecured short term note receivable. The Company’s two largest loans by value amounted to an aggregate of $10,000,000, representing 24.3% of total investments. Participation in loans amounted to 92.7% of the Company’s total portfolio at September 30, 2014.

Note 3. Fair Value Measurements

The following table summarizes the fair value of the Company’s investments based on the inputs at September 30, 2014:

	Fair Value	Level 1	Level 2	Level 3
Senior secured term loan participations	$6,102,000	$—	$—	$6,102,000
Senior secured trade finance participations	31,991,624	—	—	31,991,624
Unsecured short term note receivable	3,000,000	—	—	3,000,000

Total	$41,093,624	$—	$—	$41,093,624

The following table summarizes the fair value of the Company’s investments based on the inputs at December 31, 2013:

	Fair Value	Level 1	Level 2	Level 3
Senior secured term loan participations	$3,000,000	$—	$—	$3,000,000
Secured mezzanine term loan	2,952,836	—	—	2,952,836
Senior secured trade finance participations	594,225	—	—	594,225

Total	$6,547,061	$—	$—	$6,547,061

The following is a reconciliation for the nine months ended September 30, 2014, of investments for which Level 3 inputs were used in determining fair value:

	Fair Value at December 31, 2013	Purchases	Maturities or Prepayments	Amortization	Fair Value at September 30, 2014
Senior secured term loan participations	$3,000,000	$3,326,000	$(224,000)	$—	$6,102,000
Senior mezzanine term loan	2,952,836	1,944,777	(5,000,000)	102,387	—
Senior secured trade finance participations	594,225	39,877,359	(8,479,960)	—	31,991,624
Unsecured short term note receivable	—	3,000,000	—	—	3,000,000

Total	$6,547,061	$48,148,136	$(13,703,960)	$102,387	$41,093,624

As of September 30, 2014, all of the Company’s portfolio investments utilized Level 3 inputs. The following table presents the quantitative information about Level 3 fair value measurements of the Company’s investments as of September 30, 2014:

	Fair value	Valuation technique	Unobservable input	Range (weighted average)
Senior secured trade finance participations	$31,991,624	Income approach	Market yield	8.00% – 17.50% (12.06%)
Senior secured term loan participations	$6,102,000	Income approach	Market yield	12.43% – 14.85% (13.54%)
Unsecured short term note receivable	$3,000,000	Income approach	Market yield	14.75%

The significant unobservable inputs used in the fair value measurement of the Company’s investments are market yields. Significant increases in market yields would result in significantly lower fair value measurements.

For details of the country-specific risk concentrations for the Company’s investments, refer to the Consolidated Schedule of Investments and Note 4.

Note 4. Investments

As of September 30, 2014, the Company’s investments consisted of the following:

	Amortized Cost	Fair Value	Percentage of Total
Senior secured term loan participations	$6,102,000	$6,102,000	14.8%
Senior secured trade finance participations	31,991,624	31,991,624	77.9%
Unsecured short term note receivable	3,000,000	3,000,000	7.3%

Total	$41,093,624	$41,093,624	100.0%

As of December 31, 2013, the Company’s investments consisted of the following:

	Amortized Cost	Fair Value	Percentage of Total
Senior secured term loan participations	$3,000,000	$3,000,000	45.8%
Secured mezzanine term loan	2,952,836	2,952,836	45.1%
Senior secured trade finance participations	594,225	594,225	9.1%

Total investments	$6,547,061	$6,547,061	100.0%

The industry composition of the Company’s portfolio, at fair market value, as of September 30, 2014, and December 31, 2013, was as follows:

	As of September 30, 2014		As of December 31, 2013
Industry	Fair Value	Percentage of Total	Fair Value	Percentage of Total
Agricultural Products	$8,000,000	19.5%	$2,500,000	38.3%
Construction Materials	5,000,000	12.2%	—	0.0%
Consumer Electronics	—	0.0%	2,952,836	45.1%
Electrical Equipment	1,991,000	4.8%	—	0.0%
Fertilizer & Agricultural Chemicals	4,808,824	11.7%	—	0.0%
Financial	3,000,000	7.3%	—	0.0%
Food Products	2,602,000	6.3%	—	0.0%
Forest Products	—	0.0%	500,000	7.6%
Household Products	1,400,000	3.4%	—	0.0%
Meat, Poultry & Fish	5,000,000	12.2%	94,225	1.4%
Packaged Foods & Meats	2,000,000	4.9%	—	0.0%
Personal and Nondurable Consumer Products	6,250,000	15.2%	500,000	7.6%
Textiles, Apparel & Luxury Goods	1,041,800	2.5%	—	0.0%

Total	$41,093,624	100.0%	$6,547,061	100.0%

The table below shows the portfolio composition by geography classification at fair value as of September 30, 2014, and December, 31, 2013:

	As of September 30, 2014		As of December 31, 2013
Country	Fair Value	Percentage of Total	Fair Value	Percentage of Total
Argentina	$12,500,000	30.4%	$—	0.0%
Brazil	3,000,000	7.3%	2,500,000	38.2%
Chile	—	0.0%	500,000	7.6%
Ecuador	—	0.0%	94,225	1.4%
Indonesia	—	0.0%	2,952,836	45.1%
Kenya	5,000,000	12.2%	—	0.0%
Namibia	2,000,000	4.9%	—	0.0%
Peru	5,093,000	12.4%	500,000	7.6%
South Africa	8,691,800	21.2%	—	0.0%
Zambia	4,808,824	11.7%	—	0.0%

Total	$41,093,624	100.0%	$6,547,061	100.0%

As of September 30, 2014, the Company restructured two loans with one of its borrowers, Corporacion Prodesa S.R.L. (“Prodesa”). The Company’s investment in Prodesa is comprised of two loans with the following original terms: 1) a $2,000,000 participation in a senior secured term loan with an annual interest rate of 13.1% requiring $200,000 quarterly principal payments and maturing in July 2016 and 2) a $750,000 participation in a loan secured by inventory with an annual interest rate of 13.0% and maturing in February 2015. Under the restructure, the terms of the loans have been modified as follows: the maturity of the $2,000,000 loan was extended to June 2017 with equal monthly principal payment starting March 2015; the maturity of the $750,000 loan was extended to December 2016 with equal monthly principal payment starting January 2016; both loans will be assessed additional deferred interest of 1.75%; additional sources of collateral securing the loans have been pledged; and increased reporting requirements including biannual audited financial statements and monthly internal financial statements. At closing of the restructure, Prodesa agreed to pay the Company a restructuring fee of $46,250 less expenses incurred by one of the Company’s sub-advisors. Prodesa also agreed to secure a $400,000 equity injection by October 30, 2014. As part of the restructure, if Prodesa did not secure the $400,000 equity injection by October 30, 2014, the deferred interest rate would increase from 1.75% to 2.5%. As of November 11, 2014, Prodesa had not secured the $400,000 equity injection and, pursuant to the modified terms, the deferred interest rate has been increased to 2.5%. Before and throughout the restructure, Prodesa has continued to make the required interest payments under both loans and continues to remain current. The Company has determined that no concessions were granted to Prodesa and, therefore, the restructure is not considered a troubled debt restructuring.

Note 5. Related Parties

Agreements

Advisory Agreement

In February 2014, the Company entered into an Amended and Restated Advisory Agreement with the Advisor to renew the Company’s arrangement with the Advisor for an additional year.

Asset management fees payable to the Advisor are remitted quarterly in arrears and are equal to 0.50% (2.00% per annum) of Gross Asset Value, as defined in the Amended and Restated Advisory Agreement between the Company and the Advisor. Asset management fees are paid to the Advisor in exchange for fund management and administrative services. Although the Advisor manages, on the Company’s behalf, many of the risks associated with global investments in developing economies, management fees do not include the cost of any hedging instruments or insurance policies that may be required to appropriately manage the Company’s risk. If certain financial goals are reached by the Company, the Company is required to pay the Advisor an incentive fee on net investment income and an incentive fee on capital gains. The incentive fee on net investment income, or the subordinated incentive fee on income, is calculated and payable quarterly in arrears and is based upon the Company’s pre-incentive fee net investment income for the immediately preceding quarter. No subordinated incentive fee is earned by the Advisor in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the quarterly preferred return rate of 1.50% (6.00% annualized) (the “Preferred Return”). In any quarter, all of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly Preferred Return, but is less than or equal to 1.875% (7.50% annualized) at the end of the immediately preceding fiscal quarter, is payable to the Advisor. For any quarter in which the Company’s pre-incentive fee net investment income exceeds 1.875% on its net assets at the end of the immediately preceding fiscal quarter, the incentive fee on income equals 20% of the amount of the Company’s pre-incentive fee net investment income.

An incentive fee on capital gains will be earned on investments sold and shall be determined and payable to the Advisor in arrears as of the end of each calendar year. The incentive fee on capital gains is equal to 20% of the Company’s realized capital gains on a cumulative basis from inception, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fees on capital gains. The Company had no capital gains and therefore did not accrue an incentive fee for the three and nine months ended September 30, 2014.

Transactions

For the three and nine months ended September 30, 2014, the Company incurred $326,922 and $1,300,495, respectively, in total operating expenses excluding the management and incentive fees earned by the Advisor. As discussed in Note 2, for the three and nine months ended September 30, 2014, the Sponsor assumed responsibility for $326,922 and $1,290,715 of the Company’s operating expenses, which are deferred under the Responsibility Agreement.

For the three and nine months ended September 30, 2014, the Advisor earned $222,701 and $481,247, respectively, in management fees and $156,590 and $314,208, respectively, in incentive fees. For the three and nine months ended September 30, 2014, the Sponsor paid an aggregate of $296,332 and $563,029, respectively, in management and incentive fees, which are deferred under the Responsibility Agreement.

Since the inception of the Company through September 30, 2014, pursuant to the terms of the Responsibility Agreement, the Sponsor has paid approximately $2,651,800 of operating expenses, management fees, and incentive fees on behalf of the Company and will pay or reimburse to the Company an additional $986,200 of expenses, which have been accrued by the Sponsor as of September 30, 2014. Such expenses, in the aggregate of $3,638,000 since the Company’s inception, will be expensed and payable by the Company to the Sponsor once the Company has raised gross proceeds of $200 million.

On March 31, 2014, the Sponsor made a permanent capital contribution to the Company in the amount of $31,750 to cover the amount of distributions paid by the Company that were in excess of net investment income. This contribution is not covered by the Responsibility Agreement and thus will not be repaid to the Sponsor by the Company.

Due from affiliates on the Consolidated Statement of Assets and Liabilities in the amount of $661,993 is due from the Sponsor in connection with the Responsibility Agreement. The $661,993 in operating expenses, net of a reimbursement of $335,896 received from the Sponsor by the Company in September 2014, were paid by the Company during the nine months ended September 30, 2014, but, under the terms of the Responsibility Agreement, are the responsibility of the Sponsor. The timing of the repayment of this receivable is at the discretion of the Sponsor.

For the nine months ended September 30, 2014, the Company paid a total of $1,998,825 in dealer manager fees and selling commissions to the Company’s dealer manager, SC Distributors. These fees and commissions were paid in connection with the sales of the Company’s units to investors and, as such, were recorded against the proceeds from the issuance of units and are not reflected in the Company’s consolidated statement of operations.

On July 9, 2014, the Company repurchased 2,840.21 Class A units from the Sponsor at a price of $9.025 per unit for a total of $25,634.

Note 6. Organization and Offering Costs

As of September 30, 2014, the Sponsor has paid approximately $6,277,000 of offering costs and $236,000 of organization costs, all of which were paid directly by the Sponsor on behalf of the Company, and will be reimbursed to the Sponsor as disclosed in Note 2 of the consolidated financial statements. Such amounts include approximately $1,463,000 of offering costs, which were incurred by the Sponsor during the nine months ended September 30, 2014. During the nine months ended September 30, 2014, the Company paid $1,759,579 in reimbursement of offering costs to the Sponsor including $31,391 which was payable to the Sponsor as of December 31, 2013. As of September 30, 2014, the Company has reimbursed the Sponsor a total of $2,434,134 of offering costs since the Company started operations and there is a remaining balance of approximately $4,079,000 of offering and organization costs to be reimbursed to the Sponsor.

Note 7. Unit Capital

The Company has three classes of units: Class A units, Class C units and Class I units. The unit classes have different sales commissions and dealer manager fees, and there is an ongoing distribution fee with respect to Class C units. All units participate in the income and expenses of the Company on a pro-rata basis based on the number of units outstanding and therefore have the same net asset value per unit. The following table is a summary of transactions with respect to the Company’ units during the nine months ended September 30, 2014:

	Units Outstanding as of December 31, 2013	Units Issued During the Period	Units Repurchased During the Period	Units Outstanding as of September 30, 2014
Class A units	377,316.669	1,901,634.054	(2,840.320)	2,276,110.403
Class C units	42,721.867	227,285.727	—	270,007.594
Class I units	1,139,098.233	1,510,514.723	—	2,649,612.956

Total	1,559,136.769	3,639,434.504	(2,840.320)	5,195,730.953

The total of 3,639,434.504 units issued during the nine months ended September 30, 2014 included 51,597.421 units issued under the Amended and Restated Distribution Reinvestment Plan (“Distribution Reinvestment Plan”) at a value of $465,667.

Note 8. Distributions

On January 28, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from January 1 through January 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit per day (less the distribution fee with respect to Class C units). On February 4, 2014, $71,184 of these distributions were paid in cash and on January 31, 2014, $21,091 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On February 24, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from February 1 through February 28, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit per day (less the distribution fee with respect to Class C units). On March 3, 2014, $83,752 of these distributions were paid in cash and on February 28, 2014, $19,925 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On March 25, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from March 1 through March 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit per day (less the distribution fee with respect to Class C units). On April 3, 2014, $95,043 of these distributions were paid in cash and on March 31, 2014, $30,466 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On April 21, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from April 1 through April 30, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit per day (less the distribution fee with respect to Class C units). On May 1, 2014, $97,345 of these distributions were paid in cash and on April 30, 2014, $40,089 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On May 25, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from May 1 through May 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On June 1, 2014, $120,880 of these distributions were paid in cash and on May 31, 2014, $51,552 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On June 25, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from June 1 through June 30, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On July 1, 2014, $128,489 of these distributions were paid in cash and on June 30, 2014, $59,962 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On July 22, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from July 1 through July 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On August 4, 2014, $152,386 of these distributions were paid in cash and on July 31, 2014, $71,215 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On August 8, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from August 1 through August 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On September 2, 2014, $186,607 of these distributions were paid in cash and on August 31, 2014, $80,373 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

On September 30, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from September 1 through September 30, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On October 1, 2014, $201,571 of these distributions were paid in cash and on September 30, 2014, $90,994 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

Note 9. Financial Highlights

The following is a schedule of financial highlights of the Company for the nine months ended September 30, 2014 and 2013. The Company’s income and expense is allocated pro-rata across the outstanding Class A, Class C and Class I units, as applicable, and, therefore, the financial highlights are equal for each of the outstanding classes.

	2014	2013
Per unit data (1):
Net proceeds before offering costs (2)	$9.025	$9.025
Offering costs	(0.468)	(0.452)

Net Proceeds after offering costs	8.557	8.573
Net investment income/(loss)	0.504	0.166
Distributions	(0.514)	(0.166)
Capital contribution	0.010	—

Net increase/(decrease) in net assets	(0.000)	—

Net asset value at end of period	8.557	8.573

Total return based on net asset value (3)	6.020%	1.936%
Net assets at end of period	$44,457,338	$4,636,860
Units Outstanding at end of period	5,195,730.953	540,880.631
Ratio/Supplemental data (annualized) (4)(5):
Ratio of net investment income/(loss) to average net assets	7.68%	4.82%
Ratio of operating expenses to average net assets	1.18%	2.18%

[1]	The per unit data was derived by using the weighted average units outstanding during the nine months ended September 30, 2014, which was 3,117,628.
[2]	Represents net asset value at the beginning of the period.
[3]	Net asset value would have been lower if the Sponsor had not made capital contributions as of March 31, 2014, and December 31, 2013, of $31,750 and $51,034, respectively, or had not absorbed and deferred reimbursement for a substantial portion of the Company’s operating expenses since the Company began operations.
[4]	Total return, ratio of net investment income and ratio of operating expenses to average net assets for the nine months ended September 30, 2014 and 2013, prior to the effect of the Responsibility Agreement were as follows: total return: (0.99%) and (13.21%), ratio of net investment income/(loss): (1.45%) and (32.90%), and ratio of net expenses to average net assets: 9.12% and 38.89%, respectively.
[5]	The Company’s net investment income has been annualized assuming consistent results over a full fiscal year, however, this figure may not be indicative of a full fiscal year.

Note 10. Subsequent Events

The Company’s management has evaluated subsequent events through the date of issuance of the consolidated financial statements included herein. There have been no subsequent events that occurred during such period that would require disclosure in the Form 10-Q or would be required to be recognized in the consolidated financial statements as of and for the nine months ended September 30, 2014, except as discussed below.

Distributions

On October 21, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from October 1 through October 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00197808 per unit per day (less the distribution fee with respect to Class C units). On November 4, 2014, $236,099 of these distributions were paid in cash and on October 31, 2014, $106,509 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

Status of the Offering

For the period from October 1, 2014 through November 7, 2014, the Company sold approximately 993,591 units in the Offering (including units issued pursuant to the Distribution Reinvestment Plan) for approximately $9,344,800 in gross proceeds. As of November 7, 2014, the Company had received approximately $58.3 million in total gross offering proceeds through the issuance of approximately 6.2 million total units in the Offering (including units issued pursuant to the Distribution Reinvestment Plan).

Unit Offering Price

Pursuant to the net asset value determination by the Company’s board of managers, the value has not increased above nor decreased below the Company’s net proceeds per unit; therefore, the Company will continue to sell units at a price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. The Company’s net asset value and the offering prices would have decreased if the Sponsor had not made a capital contribution in the amount of $31,750 in the quarter ended March 31, 2014, or had not absorbed and deferred reimbursement for a substantial portion of the Company’s operating expenses since the Company began its operations.

Investments

For the period from October 1, 2014 through November 7, 2014, the Company funded approximately $13.2 million in new loans and received proceeds from repayment of loans of approximately $10 million.

On October 22, 2014, the Company renewed the $3 million short term note receivable with Barak Fund Management Ltd. for an additional 30 days. The interest rate under the note remained at 14.75% per annum.

Agreements

On November 11, 2014, the Company entered into an Amended and Restated Operating Expense Responsibility Agreement with the Company’s Sponsor and Advisor. Pursuant to the terms of this agreement, the Sponsor agreed to be responsible for the Company’s cumulative operating expenses incurred through September 30, 2014, including the incentive fee earned by the Advisor during the quarter ended September 30, 2014. For additional information regarding the Responsibility Agreement refer to Notes 2 and 5.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Company’s financial statements and related notes and other financial information appearing elsewhere in this quarterly report on Form 10-Q.

Except as otherwise specified, references to “we,” “us,” “our,” or the “Company,” refer to TriLinc Global Impact Fund, LLC.

Forward Looking Statements

Some of the statements in this Form 10-Q constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this quarterly report involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our ability to raise capital in our public offering;

•	our ability to purchase or make investments in a timely manner;

•	our business prospects and the prospects of our borrowers;

•	the economic, social and/or environmental impact of the investments that we expect to make;

•	our contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy and its impact on the companies in which we invest;

•	our dependence on our Advisor and our dependence on and the availability of the financial resources of our Sponsor;

•	the ability of our borrowers to make required payments;

•	the ability of our sub-advisors and borrowers to achieve their objectives;

•	our expected financings and investments;

•	the adequacy of our cash resources and working capital; and

•	the timing of cash flows, if any, from the operations of our borrowers.

We use words such as “anticipates,” “believes,” “expects,” “intends” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements for any reason.

We have based the forward-looking statements included in this report on information available to us on the date of this report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC.

Overview

We make impact investments in SMEs that provide the opportunity to achieve both competitive financial returns and positive measurable impact. We were organized as a Delaware limited liability company on April 30, 2012. We have and intend to continue to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940. We use the proceeds raised from the issuance of units to invest in SMEs through local market sub-advisors in a diversified portfolio of financial assets, including direct loans, loan participations, convertible debt instruments, trade finance, structured credit and preferred and common equity investments. A substantial portion of our assets consists of collateralized private debt instruments, which we believe offer opportunities for competitive risk-adjusted returns and income generation. We are externally managed and advised by TriLinc Advisors.

Our business strategy is to generate competitive financial returns and positive economic, social and environmental impact by providing financing to SMEs, primarily in developing economies. Our style of investment is referred to as impact investing, which J.P. Morgan Global Research and Rockefeller Foundation in a 2010 report called “an emerging alternative asset class” and defined as investing with the intent to create positive impact beyond financial return. We believe it is possible to generate competitive financial returns while creating positive, measurable impact. We measure the economic, social and environmental impact of our investments using industry-standard metrics, including the Impact Reporting and Investment Standards. Through our investments in SMEs, we believe we are enabling job creation and stimulating economic growth.

We commenced the Offering on February 25, 2013. Pursuant to the Offering, we are offering on a continuous basis up to $1.5 billion in units of our limited liability company interest, consisting of up to $1.25 billion of units in the primary Offering consisting of Class A units at an initial offering price of $10.00 per unit, Class C units at $9.576 per unit and Class I units at $9.186 per unit, and up to $250 million of units pursuant to the Distribution Reinvestment Plan. SC Distributors, LLC (“SC Distributors”) is the dealer manager for the Offering. The Company’s offering period is currently scheduled to terminate two years after the initial offering date, or February 25, 2015, unless extended.

In May 2012, the Advisor purchased 22,160.665 Class A units for aggregate gross proceeds of $200,000. On June 11, 2013, we satisfied the minimum offering requirement of $2,000,000 when the Sponsor purchased 321,329.639 Class A units for aggregate gross proceeds of $2.9 million and we commenced operations. On July 9, 2014, the Company repurchased 2,840.21 Class A units from the Sponsor for a total of $25,634. As of September 30, 2014, we had received subscriptions for and issued 5,195,730.953 of our units, including 57,166.669 units issued under our Distribution Reinvestment Plan, for gross proceeds of $48,931,401 including $515,929 reinvested under our Distribution Reinvestment Plan (before dealer-manager fees of $507,939 and selling commissions of $1,531,848, for net proceeds of $46,891,614).

Investments

Our investment objectives are to provide our unitholders current income, capital preservation, and modest capital appreciation. These objectives are achieved primarily through SME trade finance and term loan financing, while employing rigorous risk-mitigation and due diligence practices, and transparently measuring and reporting the economic, social and environmental impacts of our investments. The majority of our investments are senior and other collateralized loans to SMEs with established, profitable businesses in developing economies. With the four sub-advisors that we have contracted to assist the Advisor in implementing the Company’s investment program, we expect to provide growth capital financing generally ranging in size from $1-10 million. We seek to protect and grow investor capital by: (1) targeting countries with favorable economic growth and investor protections; (2) partnering with sub-advisors with significant experience in local markets; (3) focusing on creditworthy lending targets who have at least 3-year operating histories and demonstrated cash flows enabling loan repayment; (4) making primarily debt investments, backed by collateral and borrower guarantees; (5) employing best practices in our due diligence and risk mitigation processes; and (6) monitoring our portfolio on an ongoing basis.

Investments will continue to be primarily credit facilities to developing economy SMEs, including trade finance and term loans, through TriLinc Advisor’s team of professional sub-advisors with a local presence in the markets where they invest. We typically provide financing that is collateralized, has a short to medium-term maturity and is self-liquidating through the repayment of principal. By providing additional liquidity to growing small businesses, we believe we support both economic growth and the expansion of the global middle class.

Revenues

Since we anticipate that the majority of our assets will continue to consist of term loans and trade finance instruments, we expect that the majority of our revenue will continue to be generated in the form of interest. Our senior and subordinated debt investments may bear interest at a fixed or floating rate. Interest on debt securities is generally payable monthly, quarterly or semi-annually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid interest generally is due at the maturity date. In addition, we generate revenue in the form of acquisition and other fees in connection with some transactions. Original issue discounts and market discounts or premiums are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, will be recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Our primary operating expenses include the payment of asset management fees and expenses reimbursable to our Advisor under the Amended and Restated Advisory Agreement. We bear all other costs and expenses of our operations and transactions.

Since our inception through September 30, 2014, our Sponsor has assumed substantially all our operating expenses under the terms of the Responsibility Agreement.

Portfolio and Investment Activity

During the nine months ended September 30, 2014, we invested, either through direct loans or loan participations, $48,148,136 across 20 portfolio companies, including 16 new and 4 existing portfolio companies. The new investments consisted of senior secured term loan participations and senior secured trade finance participations. Additionally, we received proceeds from repayment of investment principal of $13,703,960. During the nine months ended September 30, 2013, we invested $4,187,214 in direct loans and loan participations with 4 companies and received proceeds from repayment of investment principal of $971,605.

At September 30, 2014, the Company’s investment portfolio included loans to 17 companies and was comprised of the following:

	Amortized Cost	Fair Value	Percentage of Total
Senior secured term loan participations	$6,102,000	$6,102,000	14.8%
Senior secured trade finance participations	31,991,624	31,991,624	77.9%
Unsecured short term note receivable	3,000,000	3,000,000	7.3%

Total	$41,093,624	$41,093,624	100.0%

The Company’s two largest loans by value amounted to an aggregate of $10,000,000, representing 24.3% of total investments as of September 30, 2014.

The weighted average yield of our senior secured term loan participations and senior secured trade finance participations at their current cost basis were 13.5% and 12.1%, respectively at September 30, 2014.

Results of Operations

Revenues. For the three months ended September 30, 2014, total investment income amounted to $865,908. Interest income from loan participations amounted to $845,051. Investment income also included $9,833 in interest earned on our unsecured short term note receivable position and $11,024 in interest earned on our cash balance.

For the nine months ended September 30, 2014, total investment income amounted to $1,813,243. Interest income from loan participations and direct loans amounted to $1,395,015 and $294,333, respectively. Investment income also included $102,387 in amortization of upfront fees paid on our secured mezzanine term loan position, $9,833 in interest earned on our unsecured short term note receivable position, and $11,675 in interest earned on our cash balance.

For the three and nine months ended September 30, 2013, interest income from loan participations amounted to $95,868 and $99,542, respectively. We also earned $39 in interest on our cash balance.

Expenses. For the three months ended September 30, 2014, the management and incentive fees amounted to $222,701 and $156,590, respectively. An aggregate of $296,332 of the management and incentive fees was paid by the Sponsor under the Responsibility Agreement. In addition, the Sponsor assumed responsibility for our operating expenses in the aggregate amount of $326,922 under the Responsibility Agreement for expenses paid or incurred by the Company.

For the three months ended September 30, 2013, we incurred management and incentive fees of $23,331 and $14,591, respectively. The Sponsor paid $10,020 of the incentive fee under the Responsibility Agreement. In addition, the Sponsor paid $177,573 of operating expenses on the behalf of the Company under the terms of the Responsibility Agreement.

For the nine months ended September 30, 2014, the management and incentive fees amounted to $481,247 and $314,208, respectively. An aggregate of $563,029 of the management and incentive fees was paid by the Sponsor under the Responsibility Agreement. We incurred $9,780 in operating expenses. In addition, the Sponsor assumed responsibility for our operating expenses in the aggregate amount of $1,290,715 under the Responsibility Agreement for expenses paid or incurred by the Company.

For the nine months ended September 30, 2013, we incurred management and incentive fees of $26,420 and $14,591, respectively. The Sponsor paid $10,020 of the incentive fee under the Responsibility Agreement. In addition, the Sponsor paid $252,915 of operating expenses on the behalf of the Company under the terms of the Responsibility Agreement.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments. We measure net realized gains or losses by the difference between the net proceeds from the repayment or sale of an investment and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized. We had no realized or unrealized gains or losses for the three and nine months ended September 30, 2014 and 2013.

Changes in Net Assets from Operations. For the three and nine months ended September 30, 2014, we recorded a net increase in net assets resulting from operations of $782,949 and $1,571,037, respectively. For the three and nine months ended September 30, 2013, we recorded a net increase in net assets resulting from operations of $67,966 and $68,590, respectively.

Financial Condition, Liquidity and Capital Resources

As of September 30, 2014, we had $2.5 million in cash. We generate cash primarily from the net proceeds from the sale of units, from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. We may also generate cash in the future from debt financing. Our primary use of cash is to make loans, either directly or through participations, payments of our expenses, repayment of debt, if any, and cash distributions to our unitholders. We expect to maintain cash reserves from time to time for investment opportunities, working capital and distributions. We sell our units on a continuous basis at initial offering prices of $10.00 per Class A unit, $9.576 per Class C unit, and $9.186 per Class I unit; however, to the extent that our net asset value on the most recent valuation date increases above or decreases below our net proceeds per unit as stated in the Company’s prospectus, our board of managers will adjust the offering prices of all classes of units to ensure that no unit is sold at a price, after deduction of selling commissions, dealer manager fees and organization and offering expenses, that is above or below our net asset value per unit as of such valuation date.

Based on the valuation with respect to the quarter ended September 30, 2014, the offering price of our units has not changed and we are continuing to sell our units at their original prices. However, the valuation and the offering prices would have decreased if the Sponsor had not made a capital contribution in the amount of $31,750 as of March 31, 2014, and $51,034 as of December 31, 2013, and had not absorbed and deferred reimbursement for substantially all of the Company’s operating expenses since it began its operations.

As of September 30, 2014, the Company had sold approximately 5.2 million total units in the Offering (including units pursuant to the Distribution Reinvestment Plan) for total gross offering proceeds of approximately $48.9 million.

We may borrow funds to make investments, including before we have fully invested the proceeds raised from the issuance of units, to the extent we determine that leveraging our portfolio would be appropriate. We have not decided whether, and to what extent, we will finance portfolio investments using debt or the specific form that any such financing would take. Accordingly, we cannot predict with certainty what terms any such financing would have or the costs we would incur in connection with any such arrangement. As of September 30, 2014, we had no debt outstanding and no available sources of debt financing.

Contractual Obligations and Commitments

The Company does not include a contractual obligations table herein because all obligations of the Company are short-term. We have included the following information related to commitments of the Company to further assist investors in understanding the Company’s outstanding commitments.

We have entered into certain contracts under which we have material future commitments. On February 25, 2013, we entered into the Advisory Agreement with the Advisor. The Advisory Agreement was effective as of February 25, 2013, the date that the Company’s registration statement was declared effective by the SEC. In February 2014, we entered into an Amended and Restated Advisory Agreement with the Advisor to renew our arrangement with the Advisor for an additional year. The Advisor serves as our advisor in accordance with the terms of our Amended and Restated Advisory Agreement. Payments under our Amended and Restated Advisory Agreement in each reporting period consist of (i) an asset management fee equal to a percentage of the value of our gross assets, as defined in the agreement, and (ii) the reimbursement of certain expenses. Certain subordinated fees based on our performance are payable after our subordination is met.

We also had an unfunded commitment to one trade finance borrower of $3 million as of September 30, 2014. This commitment expired in October 2014, and was subject to approval by our Advisor and the availability of funds

If any of our contractual obligations discussed above are terminated, our costs may increase under any new agreements that we enter into as replacements. We would also likely incur expenses in locating alternative parties to provide the services we expect to receive under our Amended and Restated Advisory Agreement.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities. The Company reimburses organization and offering expenses to the Sponsor to the extent that the aggregate of selling commissions, dealer manager fees and other organization and offering costs do not exceed 15.0% of the gross offering proceeds raised from the offering. As of September 30, 2014, the total amount that would be due to be reimbursed to the Sponsor is approximately $4.1 million.

Pursuant to the terms of an Responsibility Agreement between the Company, the Advisor and the Sponsor, the Sponsor has paid expenses on behalf of the Company through September 30, 2014, and will pay additional accrued operating expenses of the Company, which will not be reimbursable to the Sponsor until the Company has raised $200 million of gross proceeds in the Offering. Such expenses will be expensed and payable by the Company in the period they become reimbursable and are estimated to be approximately $3.6 million through September 30, 2014.

Distributions

We have paid distributions commencing with the month beginning July 1, 2013, and we intend to continue to pay distributions on a monthly basis. From time to time, we may also pay interim distributions at the discretion of our board. Distributions are subject to the board of managers’ discretion and applicable legal restrictions and accordingly, there can be no assurance that we will make distributions at a specific rate or at all. Distributions are made on all classes of our units at the same time. The cash distributions with respect to the Class C units are lower than the cash distributions with respect to Class A and Class I units because of the distribution fee relating to Class C units, which is allocated as a Class C specific expense. Amounts distributed to each class are allocated among the unitholders in such class in proportion to their units. Distributions are paid in cash or reinvested in units, for those unitholders participating in the Distribution Reinvestment Plan. For the nine months ended September 30, 2014 we have paid a total of $1,602,923 in distributions, comprised of $1,137,257 paid in cash and $465,667 reinvested under our Distribution Reinvestment Plan.

The table below contains additional information regarding distributions to our unitholders:

					Sources
Months ended	Amount per Unit	Cash Distributions	Distributions Reinvested	Total Declared	Cash Flows from Operating Activities	Cash Flows from Financing Activities (1)
January 31, 2014	$0.05366	$71,184	$21,091	$92,275	$71,184	$—
February 28, 2014	$0.04846	83,752	19,925	103,677	83,752	—
March 31, 2014	$0.05366	95,043	30,466	125,509	63,293	31,750
April 30, 2014	$0.05192	97,345	40,089	137,434	97,345	—
May 31, 2014	$0.05986	120,880	51,552	172,432	120,880	—
June 30, 2014	$0.05792	128,489	59,962	188,451	128,489	—
July 31, 2014	$0.05986	152,386	71,215	223,601	152,386	—
August 31, 2014	$0.05986	186,607	80,373	266,980	186,607	—
September 30, 2014	$0.05792	201,571	90,994	292,565	201,571	—

Total for 2014		$1,137,257	$465,667	$1,602,924	$1,105,507	$31,750

July 31, 2013	$0.05366	$857	$18,547	$19,404	$857	$—
August 31, 2013	$0.05366	22,932	1,452	24,384	22,932	—
September 30, 2013	$0.05192	22,892	1,771	24,663	22,892	—
October 31, 2013	$0.05366	47,409	6,287	53,696	47,409	—
November 30, 2013	$0.05192	57,275	9,370	66,645	57,275	—
December 31, 2013	$0.05366	65,015	12,835	77,850	13,981	51,034

Total for 2013		$216,380	$50,262	$266,642	$165,346	$51,034

(1)	Proceeds from the sale of units offered under our Distribution Reinvestment Plan, and as capital contribution from our Sponsor.

Related Party Transactions

For the three and nine months ended September 30, 2014, the Company incurred $326,922 and $1,300,495, respectively, in total operating expenses excluding the management and incentive fees earned by the Advisor. As discussed in Note 2, for the three and nine months ended September 30, 2014, the Sponsor assumed responsibility for $326,922 and $1,290,715 of the Company’s operating expenses, which are deferred under the Responsibility Agreement.

For the three and nine months ended September 30, 2014, the Advisor earned $222,701 and $481,247, respectively, in management fees and $156,590 and $314,208, respectively, in incentive fees. For the three and nine months ended September 30, 2014, the Sponsor paid an aggregate of $296,332 and $563,029, respectively in management and incentive fees, which are deferred under the Responsibility Agreement.

Since the inception of the Company through September 30, 2014, pursuant to the terms of the Responsibility Agreement, the Sponsor has paid approximately $2,651,800 of operating expenses and management and incentive fees on behalf of the Company and will pay or reimburse to us an additional $986,200 of expenses, which have been accrued by the Sponsor as of September 30, 2014. Such expenses, in the aggregate of $3,638,000 since the Company’s inception, will be expensed and payable by the Company to the Sponsor once the Company has raised gross proceeds of $200 million.

On March 31, 2014, the Sponsor made a permanent capital contribution to the Company in the amount of $31,750 to cover the amount of distributions paid by the Company that were in excess of net investment income. This contribution is not covered by the Responsibility Agreement and thus will not be repaid to the Sponsor by the Company.

Due from affiliates on the Consolidated Statement of Assets and Liabilities in the amount of $661,993 is due from the Sponsor in connection with the Responsibility Agreement. The $661,993 in operating expenses, net of a reimbursement of $335,896 received from the Sponsor by the Company during September 2014, were paid by the Company during the nine months ended September 30, 2014, but, under the terms of the Responsibility Agreement, are the responsibility of the Sponsor. The timing of the repayment of this receivable is at the discretion of the Sponsor.

For the nine months ended September 30, 2014, the Company paid a total of $1,998,825 in dealer manager fees and selling commissions to the Company’s dealer manager, SC Distributors. These fees and commissions were paid in connection with the sales of the Company’s units to investors and, as such, were recorded against the proceeds from the issuance of units and are not reflected in the Company’s consolidated statement of operations.

On July 9, 2014, the Company repurchased 2,840.21 Class A units from the Sponsor at a price of $9.025 per unit for a total of $25,634.

Legal Proceedings

The Company is not party to any legal proceedings.

Subsequent Events

There have been no subsequent events that occurred during such period that would require disclosure in the Form 10-Q or would be required to be recognized in the consolidated financial statements as of and for the three months ended September 30, 2014, except as discussed below.

Distributions

On October 21, 2014, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from October 1 through October 31, 2014. These distributions were calculated based on unitholders of record for each day in an amount equal to $0.00193082 per unit per day (less the distribution fee with respect to Class C units). On November 4, 2014, $236,099 of these distributions were paid in cash and on October 31, 2014, $106,505 were reinvested in units for those unitholders participating in the Distribution Reinvestment Plan.

Status of the Offering

For the period from October 1, 2014 through November 7, 2014, the Company sold approximately 993,591 units in the Offering (including units issued pursuant to the Distribution Reinvestment Plan) for approximately $9,344,800 in gross proceeds. As of November 7, 2014, the Company had received approximately $58.3 million in total gross offering proceeds through the issuance of approximately 6.2 million total units in the Offering (including units issued pursuant to the Distribution Reinvestment Plan).

Unit Offering Price

Pursuant to the net asset value determination by the Company’s board of managers, the value of our units has not increased above nor decreased below the Company’s net proceeds per unit; therefore, the Company will continue to sell units at a price of $10.00 per Class A unit, $9.576 per Class C unit and $9.186 per Class I unit. The Company’s net asset value and the offering prices would have decreased if the Sponsor had not made a capital contribution in the amount of $31,750 in the quarter ended March 31, 2014, or had not absorbed and deferred reimbursement for a substantial portion of the Company’s operating expenses since the Company began its operations.

Investments

For the period from October 1, 2014 through November 7, 2014, the Company funded approximately $13.2 million in new loans and received proceeds from repayment of loans of approximately $10 million.

On October 22, 2014, the Company renewed the $3 million short term note receivable with Barak Fund Management Ltd. for an additional 30 days. The interest rate under the note remained at 14.75% per annum.

Agreements

On November 11, 2014, the Company entered into an Amended and Restated Operating Expense Responsibility Agreement with the Company’s Sponsor and Advisor. Pursuant to the terms of this agreement, the Sponsor agreed to be responsible for the Company’s cumulative operating expenses incurred through September 30, 2014, including the incentive fee earned by the Advisor during the quarter ended September 30, 2014. For additional information regarding the Responsibility Agreement refer to Notes 2 and 5 of the financial statements.

Critical Accounting Policies and Use of Estimates

The following discussion addresses the initial accounting policies that we utilize based on our current expectations of our operations. Our most critical accounting policies involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based are reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we continue to implement our business and operating strategy. In addition to the discussion below, we also describe our critical accounting policies in the notes to our financial statements.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties.

Although we were organized and intend to conduct our business in a manner so that we are not required to register as an investment company under the Investment Company Act of 1940, our financial statements are prepared using the specialized accounting principles of ASC Topic 946, Financial Services — Investment Companies. Overall, we believe that the use of investment company accounting makes our financial statements more useful to investors and other financial statement users since it allows a more appropriate basis of comparison to other entities with similar objectives.

Valuation of Investments

Our board of managers has established procedures for the valuation of our investment portfolio in accordance with ASC Topic 820, Fair Value Measurement. ASC 820 requires enhanced disclosures about assets and liabilities that are measured and reported at fair value. As defined in ASC 820, fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a hierarchal disclosure framework that prioritizes and ranks the level of market price observability of inputs used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Based on the observability of the inputs used in the valuation techniques, the Company is required to provide disclosures on fair value measurements according to the fair value hierarchy. The fair value hierarchy ranks the observability of the inputs used to determine fair values. Investments carried at fair value are classified and disclosed in one of the following three categories:

•	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 — Valuations based on inputs other than quoted prices included in Level 1, which are either directly or indirectly observable.

•	Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates and earnings before EBITDA multiples. The information may also include pricing information or broker quotes that include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

The inputs used in the determination of fair value may require significant judgment or estimation.

Investments for which market quotations are readily available are valued at those quotations. Most of our investments are loans to private companies, which are not actively traded in any market and for which quotations are not available. For those investments for which market quotations are not readily available, or when such market quotations are deemed by the Advisor not to represent fair value, our board of managers has approved a multi-step valuation process to be followed each fiscal quarter, as described below:

1.	Each investment is valued by the Advisor in collaboration with the relevant sub-advisor;

2.	For all investments with a maturity of greater than 12 months, we have engaged Duff & Phelps to conduct a review on the reasonableness of our internal estimates of fair value on each asset on a quarterly rotating basis, with each of such investments being reviewed at least annually, and provide an opinion that the Advisor’s estimate of fair value for each investment is reasonable;

3.	The audit committee of our board of managers reviews and discusses the preliminary valuation prepared by the Advisor and any opinion rendered by Duff & Phelps; and

4.	Our board of managers discusses the valuations and determines the fair value of each investment in our portfolio in good faith based on the input of the Advisor, Duff & Phelps and the audit committee. Our board of managers is ultimately responsible for the determination, in good faith, of the fair value of each investment.

Below is a description of factors that our board of managers may consider when valuing our investments.

Fixed income investments are typically valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including the sale of a business). The income approach uses valuation techniques to convert future amounts (for example, interest and principal payments) to a single present value amount (discounted) calculated based on an appropriate discount rate. The measurement is based on the net present value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in valuing our investments include, as applicable: available current market data, including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the borrower’s ability to make payments, its earnings and discounted cash flows, the markets in which the company does business, comparisons of financial ratios of peer companies that are public, the principal market for the borrower’s securities and an estimate of the borrower’s enterprise value, among other factors.

Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The board of managers, in its analysis of fair value, may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or in limited instances book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or the effects of acquisitions, recapitalizations, restructurings or other similar items.

We may also look to private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. We may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, as well as any other factors we deem relevant in measuring the fair values of our investments.

Revenue Recognition

We record interest income on an accrual basis to the extent that we expect to collect such amounts. We do not accrue as a receivable interest on loans for accounting purposes if we have reason to doubt our ability to collect such interest. Structuring, upfront and similar fees are recorded as a discount on investments purchased and are accreted into interest income, on a straight line basis, which we have determined not to be materially different from the effective yield method.

The Company records prepayment fees for loans and debt securities paid back to the Company prior to the maturity date as income upon receipt.

We place loans on non-accrual status when principal and interest are past due 90 days or more or when there is a reasonable doubt that we will collect principal or interest. Accrued interest is generally reversed when a loan is placed on non-accrual. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment of the financial condition of the borrower. Non-accrual loans are generally restored to accrual status when past due principal and interest is paid and, in the Advisor’s judgment, is likely to remain current over the remainder of the term.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation on Investments

We measure net realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, including unamortized upfront fees and prepayment penalties. Realized gains or losses on the disposition of an investment are calculated using the first in first out (FIFO) method, utilizing the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees and prepayment penalties. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Payment-in-Kind Interest

We may have investments that contain a payment-in-kind, or PIK, interest provision. For loans with contractual PIK interest, any interest will be added to the principal balance of such investments and be recorded as income, if the valuation indicates that such interest is collectible.

Organization Expenses

Organization expenses, together with offering expenses, are reimbursable to the Sponsor up to the extent the aggregate of selling commissions, dealer manager fees and other organization and offering costs do not exceed 15.0% of the gross offering proceeds raised from the offering and will be accrued and payable by the Company only to the extent that such costs do not exceed the O&O Reimbursement Limit. Reimbursement of organization and offering costs that exceed the O&O Reimbursement Limit will be expensed in the period they become reimbursable, which is dependent on the gross offering proceeds raised in such period, and are therefore not included on the Statements of Assets and Liabilities as of September 30, 2014 and December 31, 2013. These expense reimbursements are subject to regulatory caps and approval by the Company’s board of managers. If the Company sells the maximum amount of the Offering, it anticipates that such expenses will equal approximately 1.25% of the gross proceeds raised. Reimbursements to the Sponsor are included as a reduction to net assets on the Consolidated Statement of Changes in Net Assets.

Offering Expenses

Offering expenses, which consist of fees paid in relation to items such as legal, accounting, regulatory and printing work incurred related to our offering, are charged directly against the proceeds of the offering. Offering expenses, together with organization expenses, are reimbursable to the Sponsor up to the O&O Reimbursement Limit and will be accrued and payable by the Company only to the extent that such costs do not exceed the O&O Reimbursement Limit. Reimbursement of organization and offering costs that exceed the O&O Reimbursement Limit will be expensed in the period they become reimbursable, which is dependent on the gross offering proceeds raised in such period, and are, therefore, not included on the Statements of Assets and Liabilities as of September 30, 2014 and December 31, 2013. These expense reimbursements are subject to regulatory caps and approval by the Company’s board of managers. If the Company sells the maximum amount of the Offering, it anticipates that such expenses will equal approximately 1.25% of the gross proceeds raised. The reimbursement to the Sponsor is included as a reduction to net assets on the Consolidated Statement of Changes in Net Assets.

The Company may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. Assuming an aggregate selling commission and a dealer manager fee of 9.75% of the gross offering proceeds (which assumes all offering proceeds come from Class A units), the Company would reimburse the dealer manager in an amount up to 0.25% of the gross offering proceeds. Because the aggregate selling commission and dealer manager fees will be less than 9.75% of the gross offering proceeds due to a portion of the offering proceeds coming from the sale of Class C and Class I units, the Company may reimburse the dealer manager for expenses in an amount greater than 0.25% of the gross offering proceeds, provided that the Company will not pay or reimburse any of the foregoing costs to the extent such payment would cause total underwriting compensation to exceed 10.0% of the gross proceeds of the primary offering as of the termination of the Offering, as required by the rules of FINRA.

Expense Responsibility Agreement

Pursuant to the terms of the Responsibility Agreement, the Sponsor has paid expenses on behalf of the Company through September 30, 2014, and will additionally pay the accrued operating expenses of the Company as of September 30, 2014, on behalf of the Company. Such expenses will not be reimbursable to the Sponsor until the Company has raised $200 million of gross proceeds, provided any such reimbursement during the period in which the Company is offering units in the Offering will not cause the Company’s Net Asset Value per unit to fall below the prior quarter’s Net Asset Value per unit (the “Gross Proceeds Hurdle”). To the extent the Company does not meet the Gross Proceeds Hurdle in any quarter, no amount will be payable by the Company for reimbursement to the Sponsor. Therefore, expenses of the Company covered by the Responsibility Agreement have not been recorded as expenses of the Company as of September 30, 2014. In accordance with ASC 450, Contingencies, such expenses will be accrued and payable by the Company in the period that they become both probable and estimable.

Income Taxes

We are characterized as a partnership for U.S. federal income tax purposes.

Calculation of Net Asset Value

The Company’s net asset value is calculated on a quarterly basis and commenced with respect to the first full quarter after the Company commenced operations. The Company calculates its net asset value per unit by subtracting total liabilities from the total value of the Company’s assets on the date of valuation and dividing the result by the total number of outstanding units on the date of valuation. The net asset value per Class A, Class C and Class I units are calculated on a pro-rata basis based on units outstanding.

Recently Issued Accounting Pronouncements

Under the Jumpstart Our Business Startups Act (the “JOBS Act”), emerging growth companies can delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates. There are no new or revised accounting standards that we have not adopted.

In June 2013, the FASB issued ASU 2013-08, Financial Services—Investment Companies: Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). ASU 2013-08 amends the current criteria for an entity to qualify as an investment company, creates new disclosure requirements and amends the measurement criteria for certain interests in other investment companies. ASU 2013-08 is effective on January 1, 2014, and did not have a material effect on the Company’s consolidated financial statements.

In June 2013, the FASB issued ASU 2013-08, Financial Services—Investment Companies: Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). ASU 2013-08 amends the current criteria for an entity to qualify as an investment company, creates new disclosure requirements and amends the measurement criteria for certain interests in other investment companies. ASU 2013-08 was effective on January 1, 2014, and did not have a material effect on the Company’s consolidated financial statements. In May 2014, the FASB issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The update supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The adoption of the amended guidance in ASU 2014-09 is not expected to have a significant effect on the Company’s financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. Our investments are currently structured with both fixed and floating interest rates. Those structured with floating rates are referenced to LIBOR and incorporate fixed interest rate floors. If rates go down further, interest income will not decrease from current levels. To the extent that interest rates go up substantially, these investments will accrue higher amounts of income than currently being realized. Returns on investments that carry fixed rates are not subject to fluctuations in interest rates, and will not adjust should rates move up or down.

To the extent that we borrow money to make investments, our net investment income will be dependent upon the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of rising interest rates, our cost of funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Although we operate in a number of foreign markets, all investments are currently denominated in U.S. Dollars. Therefore, the current portfolio does not present currency risk to U.S. unitholders. In the future, we may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

Item 4. Controls and Procedures

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

There have been no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Part II. Other Information

Item 1. Legal Proceedings.

There are no pending material legal proceedings to which the Company or any of our subsidiaries or any of our property is subject.

Item 1A. Risk Factors.

In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014 (“2013 Form 10-K”), which could materially affect our business, financial condition, and/or future results. The risks described in our 2013 Form 10-K are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, and/or operating results.

There have been no material changes to the risk factors disclosed in our 2013 Form 10-K and our Quarterly Report on
Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 13, 2014.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

During the three months ended September 30, 2014, we did not sell or issue any equity securities that were not registered under the Securities Act.

Use of Proceeds from Registered Securities

On February 25, 2013, the Registration Statement on Form S-1, File No. 333-185676 covering the Offering, of up to $1.5 billion in units of our limited liability company interest, was declared effective under the Securities Act of 1933 by the SEC. The Offering commenced on February 25, 2013, and is currently expected to terminate on or before February 24, 2015, unless extended by our board of managers.

Through SC Distributors, the dealer manager for the Offering, we are offering to the public on a best efforts basis up to $1.25 billion of units, consisting of Class A units at $10.00 per unit, Class C units at $9.576 per unit and Class I units at $9.186 per unit.

We are also offering up to $250 million of units to be issued pursuant to our Distribution Reinvestment Plan. Units issued under the Distribution Reinvestment Plan are offered at a price equal to the then current offering price per unit less the sales fees associated with that class of units in the Primary Offering. The units being offered can be reallocated among the different classes and between the primary Offering and the Distribution Reinvestment Plan.

As of September 30, 2014, we had received subscriptions for and issued 5,195,730.953 of our units, including 57,166.669 units issued under our Distribution Reinvestment Plan, for gross proceeds of $48,931,401 including $515,929 reinvested under our Distribution Reinvestment Plan (before dealer-manager fees of $507,939 and selling commissions of

$1,531,848, for net proceeds of $46,891,614). From the net offering proceeds, we have paid a total of $2,434,134 towards reimbursement to our Sponsor for our organization and offering costs. With net offering proceeds, we have financed a net total of $41,093,624 in senior secured trade finance, senior secured term loans, and unsecured short term note receivable.

As of September 30, 2014, approximately $4.1 million remained payable to our Sponsor for costs related to our organization and offering.

Unit Repurchase Program

Beginning June 11, 2014, we commenced a unit repurchase program pursuant to which we may conduct quarterly unit repurchases of up to 5% of our weighted average number of outstanding units in any 12-month period to allow our unitholders, who have held our units for a minimum of one year, to sell their units back to us at a price equal to the then current offering price less the sales fees associated with that class of units. Our unit repurchase program includes numerous restrictions, including a one-year holding period, that limit the ability of our unitholders to sell their units. Unless our board of managers determines otherwise, we will limit the number of units to be repurchased during any calendar year to the number of units we can repurchase with the proceeds we receive from the sale of units under our distribution reinvestment plan. At the sole discretion of our board of managers, we may also use cash on hand, cash available from borrowings and cash from liquidation of investments as of the end of the applicable quarter to repurchase units.

On November 11, 2014, our board of managers amended our unit repurchase program to provide for the repurchases to be made on the last calendar day of the quarter rather than the last business day of the quarter.

Our board of managers has the right to amend, suspend or terminate the unit repurchase program to the extent that it determines that it is in our best interest to do so. We will promptly notify our unitholders of any changes to the unit repurchase program, including any amendment, suspension or termination of it in our periodic or current reports or by means of other notice. Moreover, the unit repurchase program will terminate on the date that our units are listed on a national securities exchange, are included for quotation in a national securities market or, in the sole determination of our board of managers, a secondary trading market for the units otherwise develops.

The above description of the unit repurchase program is a summary of certain of the terms of the unit repurchase program. Please see the full text of the unit repurchase program, which is included as Exhibit 4.3 to this Quarterly Report on Form 10-Q, for all the terms and conditions.

As of September 30, 2014, the Company had received and processed one repurchase request. The Company repurchased 2,840.320 Class A units from the Sponsor at a price of $9.025 per unit for a total of $25,634.

Item 3. Defaults Upon Senior Securities.

Not applicable.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

On November 11, 2014, the Company’s Board of Managers received notice of Mark Torline’s decision to retire from his roles as the Company’s President, a member of the Company’s Board of Managers and a member of the Advisor’s Investment Committee in order to pursue an opportunity to serve as the Director of the Center for Entrepreneurship of Wichita State University. On the same date, the Board of Managers appointed Gloria S. Nelund to serve as the Company’s President in addition to her positions of Chief Executive Officer and Chairman of the Board of Managers and elected Brent L. VanNorman to replace Mr. Torline on the Company’s Board of Managers. The resignations and appointments described above will be effective on December 1, 2014.

Ms. Nelund, age 53, has served as the Company’s Chairman and Chief Executive Officer since its formation in April 2012. In addition, she has served as the Chairman and Chief Executive Officer of the Advisor since its formation in April 2012, Chief Compliance Officer of the Advisor since October 2013, and as the Chairman and Chief Executive Officer of the Sponsor since its formation in August 2008. In addition to her activities with the Company, Ms. Nelund is Chairman of the Board and Independent Trustee for RS Investments, a mutual fund complex with more than $20 billion in assets under management. Mr. VanNorman is Ms. Nelund’s brother-in-law.

Item 6. Exhibits.

Number	Description

3.1	Certificate of Formation of TriLinc Global Impact Fund, LLC. Incorporated by reference to Exhibit 3.1 to the Draft Registration Statement on Form S-1 (File No. 377-00015) filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2012.

3.2	Amended and Restated Limited Liability Company Operating Agreement. Incorporated by reference to Appendix A to the Prospectus filed pursuant to Rule 424(b)(3) with the SEC on February 27, 2013.

4.1	Amended and Restated Distribution Reinvestment Plan. Incorporated by reference to Appendix C to the Prospectus filed pursuant to Rule 424(b)(3) with the SEC on February 27, 2013.

4.3*	Amended and Restated Unit Repurchase Program.

Number	Description

10.1	Sub-Advisory Agreement dated as of July 1, 2014 by and between TriLinc Advisors International, Ltd., Barak Fund Management, Ltd., and TriLinc Global Impact Fund – African Trade Finance, Ltd. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 7, 2014.

10.2*	Amended and Restated Operating Expense Responsibility Agreement among TriLinc Global Impact Fund, LLC, TriLinc Global, LLC and TriLinc Advisors, LLC dated November 11, 2014.

31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14 of the Securities Exchange Act of 1934, as amended.

32.1*	Certification of CEO and Interim CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101	The following materials from TriLinc Global Impact Fund LLC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed on November 12, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Statements of Assets and Liabilities, (ii) Consolidated Statement of Operations, (iii) Consolidated Statement of Changes in Net Assets, (iv) Consolidated Statements of Cash Flows, and (v) Notes to the Consolidated Financial Statements.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC.

November 12, 2014	By:	/s/ Gloria S. Nelund
Gloria S. Nelund
Chief Executive Officer

November 12, 2014	By:	/s/ Brent L. VanNorman
Brent L. VanNorman
Chief Financial Officer